Exhibit 10.1

EXECUTION COPY

MASTER REPURCHASE AGREEMENT

Between

EXCEL MORTGAGE SERVICING, INC.

as Seller

and

ALLIANCE BANK OF ARIZONA, A DIVISION OF WESTERN ALLIANCE BANK
as Buyer

dated
as of
March 30, 2011

TABLE OF CONTENTS

ARTICLE I.	APPLICABILITY	1

ARTICLE II.	CERTAIN DEFINITIONS	1
Section 2.01	DEFINITIONS	1
Section 2.02	TERMS GENERALLY	10

ARTICLE III.	PURCHASE OF MORTGAGE LOANS AND SALE TO APPROVED TAKEOUT INVESTOR	10
Section 3.01	REQUEST FOR PURCHASE OF MORTGAGE LOANS	10
Section 3.02	PROCEDURES FOR PURCHASE OF MORTGAGE LOANS	10
Section 3.03	PURCHASE PRICE	11
Section 3.04	ASSIGNMENT	11
Section 3.05	NO ASSUMPTION	11
Section 3.06	REPURCHASE DATE, PRICE DIFFERENTIAL	11
Section 3.07	NON-UTILIZATION FEE	12
Section 3.08	SECURITY INTEREST	12

ARTICLE IV.	REPURCHASES	12
Section 4.01	OPTIONAL REPURCHASE	12
Section 4.02	MANDATORY REPURCHASE	13
Section 4.03	RE-ASSIGNMENT	13
Section 4.04	NOTE SHIPMENT TO APPROVED TAKEOUT INVESTORS	13

ARTICLE V.	CONDITIONS PRECEDENT	14
Section 5.01	INITIAL PURCHASE	14
(a)	Documents	14
(b)	Authorization	14
(c)	Fees and Expenses	14
(d)	UCC Matters	14
(e)	Insurance	15
(f)	Other Documents	15
Section 5.02	CONDITIONS TO ALL PURCHASES	15
(a)	No Default	15
(b)	Representations and Warranties True	15
(c)	Files Marked; Files and Records Owned by the Buyer	15
(d)	Purchase Decision	15
(e)	Other Documents	15

ARTICLE VI.	REPRESENTATIONS AND WARRANTIES OF THE SELLER	16
Section 6.01	GENERAL REPRESENTATIONS AND WARRANTIES OF THE SELLER	16
(a)	Organization and Authority	16
(b)	Authority	16

(c)	No Conflicts	16
(d)	No Consent Required	16
(e)	No Litigation Pending	16
(f)	Compliance with Laws and Agreements	17
(g)	Disclosure	17
(h)	Locations; Organizational Identification Numbers	17
Section 6.02	REPRESENTATIONS AND WARRANTIES OF THE SELLER REGARDING EACH MORTGAGE LOAN	17
(a)	Title and Encumbrances	17
(b)	Underwriting, Origination and Servicing	17
(c)	Proper Licensing and Qualification	18
(d)	TPO Mortgage Loans	18
(e)	No Defenses to Sale	18
(f)	Terms of Mortgage Documents	18
(g)	Enforceability	18
(h)	No Default under or Defenses to the Mortgage Loan	19
(i)	Entire Agreement	19
(j)	Takeout Commitment	19
(k)	Status of Payments	19
(l)	Maturity and Interest Rate	19
(m)	Appraisal	19
(n)	Collateral	19
(o)	Closing; Future Purchases	20
(p)	Title Policy	20
(q)	Mortgage Insurance	20
(r)	Casualty and Flood Insurance	20
(s)	Third Party Guaranty or Insurance	20
(t)	MERS	21
(u)	Third Parties in Possession	21

ARTICLE VII.	COVENANTS OF THE SELLER	21
Section 7.01	FURTHER ASSURANCES	21
Section 7.02	NAME CHANGE	21
Section 7.03	TRANSFER TAXES	21
Section 7.04	FINANCIAL STATEMENTS AND REPORTS	21
Section 7.05	NOTICES OF MATERIAL EVENTS	22
Section 7.06	INSURANCE AND GUARANTEES	22
Section 7.07	BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS	23
Section 7.08	COMPLIANCE WITH LAWS AND AGREEMENTS	23
Section 7.09	LIENS	23
Section 7.10	EXISTENCE; CONDUCT OF BUSINESS	23
Section 7.11	TANGIBLE NET WORTH	23
Section 7.12	LEVERAGE RATIO	23
Section 7.13	LIQUIDITY PERCENTAGE	23
Section 7.14	MINIMUM PROFITABILITY	24

INDEX OF SCHEDULES AND EXHIBITS

SCHEDULE 1	SCHEDULE OF REQUIRED MORTGAGE DOCUMENTS
SCHEDULE 2	APPROVED TAKEOUT INVESTORS
SCHEDULE 3	PRICING AND ADVANCE RATE SCHEDULE
SCHEDULE 4	NOTICES OF MATERIAL FINANCIAL EVENTS

EXHIBIT A	PURCHASE REQUEST
EXHIBIT B	SELLER’S REPURCHASE REQUEST
EXHIBIT C	BUYER’S REPURCHASE REQUEST
EXHIBIT D	GUARANTY AGREEMENT
EXHIBIT E	COMPLIANCE CERTIFICATE
EXHIBIT F	POWER OF ATTORNEY

MASTER REPURCHASE AGREEMENT

This MASTER REPURCHASE AGREEMENT (the “Agreement”) is made as of this 30th day of March, 2011, between Excel Mortgage Servicing, Inc. (the “Seller”) and Alliance Bank of Arizona, a Division of Western Alliance Bank (the “Buyer”).

ARTICLE I.

APPLICABILITY

From time to time the parties hereto shall enter into transactions in which the Seller agrees to transfer to Buyer Mortgage Loans on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to the Seller such Mortgage Loans on a servicing released basis at a date certain after the related Purchase Date, against the transfer of funds by the Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement, unless otherwise agreed in writing.  This Agreement is not a commitment by Buyer to enter into Transactions with the Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with the Seller.  The Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

ARTICLE II.

CERTAIN DEFINITIONS

Section 2.01           DEFINITIONS.  As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms):

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting equity, by contract or otherwise.

“Agreement” means this Master Repurchase Agreement.

“Approved Takeout Investor” means Fannie Mae, Freddie Mac and any other investor listed on Schedule 2 as the same may be amended from time to time at the sole discretion of the Buyer.

“Bailee Letter” shall have the meaning assigned to it in Section 4.04.

“Business Day” means any day except Saturday, Sunday or other day on which banks located in the city of Phoenix, Arizona are authorized or obligated by law or executive order to be closed and any day on which the Buyer is authorized or obligated by law or executive order to be closed.

“Buyer” is defined in the preamble.

“Buyer’s Repurchase Request” means a request executed by the Buyer and delivered to the Seller in substantially the form of Exhibit C.

“Cash” shall mean lawful money of the United States of America.

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof which mature within ninety (90) days from the date of acquisition, and (ii) time deposits and certificates of deposit, which mature within ninety (90) days from the date of acquisition, of the Buyer or any other domestic commercial bank insured by the Federal Deposit Insurance Corporation.

“Consolidated” means the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries.  References herein to a Person’s Consolidated financial statements, financial position, financial condition, assets, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, assets, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Conventional Mortgage Loan” means a Single-family Mortgage Loan, other than an FHA loan or VA loan that complies with all applicable requirements for purchase under the Fannie Mae or Freddie Mac standard form of conventional mortgage purchase contract.

“Default” shall mean an Event of Default or an event that with the giving of notice or lapse of time or both would become an Event of Default.

“Eligible Mortgage Loan” means a Conventional Mortgage Loan, a FHA Loan, or a VA Loan acceptable to the Buyer in its sole and absolute discretion that, at all times during the term of this Agreement, (a) is evidenced by loan documents that are the standard forms approved by VA, FHA, Fannie Mae, or Freddie Mac or forms previously approved, in writing, by the Buyer in its sole discretion; (b) is made to a natural person or persons; (c) is evidenced by a Mortgage Note made payable to the order of the Seller; (d) is not in default in the payment of principal and interest or in the performance of any obligation under the Mortgage Note or the Mortgage evidencing or securing such Mortgage Loan; (e) has closed less than 15 calendar days prior to the Purchase Date of such Mortgage Loan; (f) the Repurchase Date applicable to such Mortgage Loan has not occurred; (g)  is not subject to a voluntary or involuntary bankruptcy or an act of fraud by the Mortgagor or any other related Person; (h) is fully covered by a Takeout Commitment; and (i) satisfies each of the applicable representations and warranties set forth in Section 6.02 hereof.

“Event of Default” shall have the meaning specified in Article IX hereof, provided that any requirement in connection with such event for the giving of notice or the lapse of time, or the happening of any further condition, event or act necessary for such event to constitute an Event of Default has been satisfied.

“Event of Insolvency” means, with respect to the Seller:  (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another; (ii) seeking the appointment of a receiver, trustee, custodian or similar official for the Seller, a Subsidiary of the Seller or the Guarantor or any substantial part of their property; (iii) the appointment of a receiver, conservator, or manager for the Seller, a Subsidiary of the Seller or the Guarantor by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by the Seller, a Subsidiary of the Seller or the Guarantor of a concession with its creditors or a general assignment for the benefit of creditors; (v) the admission by the Seller, a Subsidiary of the Seller or the Guarantor, of the Seller’s, such Subsidiary’s or the Guarantor’s inability to pay its debts or discharge its obligations as they become due or mature; or (vi) any governmental authority or agency or any other Person acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of the Seller, a Subsidiary of the Seller or the Guarantor.

“FHA” means the Federal Housing Administration or any successor thereto.

“FHA Loan” means a Single-family Mortgage Loan, payment of which is partially or completely insured by the FHA under the National Housing Act or Title V of the Housing Act of 1949 or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud.

“Fiscal Quarter” shall mean each period of three calendar months ending March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” shall mean each period of twelve (12) calendar months ending December 31 of each year.

“Fannie Mae” means Fannie Mae, or any successor thereto.

“Freddie Mac” means Freddie Mac, or any successor thereto.

“GAAP” means generally accepted accounting principles in the United States of America.

“GNMA” means the Government National Mortgage Association.

“Guarantor” means, whether one or more, individually and collectively, Integrated Real Estate Services Corporation.

“Guaranty Agreement” means, with respect to each Guarantor, a Guaranty Agreement dated the date hereof executed by such Guarantor for the benefit of the Buyer in substantially the form of Exhibit D attached hereto.

“Income” shall mean, with respect to any Purchased Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon excluding escrow funds.

“Investor Requirements” means, with respect to any Mortgage Loan, the documentation and other requirements (including, without limitation, all those set forth in the applicable Sale Agreement and Takeout Commitment) for the purchase by the Approved Takeout Investor of such Mortgage Loan.

“Leverage Ratio” shall have the meaning set forth in Schedule 4 hereof.

“Liabilities” means, with respect to any Person, at any date (a) all indebtedness or other obligations of such Person (and, if applicable, that Person’s Subsidiaries, on a consolidated basis) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; and (b) all indebtedness or other obligations of such Person (and, if applicable, that Person’s Subsidiaries, on a consolidated basis) for borrowed money or for the deferred purchase price of property or services; provided, however, that, for purposes of this Agreement, there shall be excluded from Liabilities at any date loan loss reserves, deferred taxes arising from capitalized excess service fees, operating leases and Subordinated Debt.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

“Liquidity Percentage” shall have the meaning set forth in Schedule 4 hereof.

“Market Value” at any time shall be determined by Buyer, in its reasonable discretion, based upon information then available to Buyer regarding quotes to dealers for the purchase of mortgage notes similar to the Mortgage Notes that have been delivered to Buyer pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the property, business, operations and financial condition of any Seller Party, (b) the ability of any Seller Party to perform in all material respects its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of Buyer under any of the Transaction Documents, or (e) the timely payment of any amounts payable under the Transaction Documents, or (f) the market value of the Purchased Loans taken as a whole.

“Maximum Dwell Date” has the meaning assigned to it in Section 3.06(a).

“Maximum Rate” means the maximum rate of non-usurious interest permitted by applicable law.

“MERS” means Mortgage Electronic Registration, Inc., a Delaware corporation, or any successor thereto.

“MERS Agreement” means that certain Electronic Tracking Agreement among the Seller, Buyer, MERS and MERSCORP, Inc.

“MERS(R) System” means the system of recording transfers of mortgages electronically maintained by MERS.

“MIN” means, with respect to each Mortgage Loan, the Mortgage Identification Number for such Mortgage Loan registered with MERS on the MERS(R) System.

“Minimum Pricing Rate” means, with respect to any Purchased Loan, the rate per annum applicable to such Purchased Loan as set forth in the Pricing Schedule.

“MOM Loan” means, with respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the Seller, as the case may be, of such Mortgage Loan.

“Monthly Payment” means a scheduled monthly payment of principal and interest on a Mortgage Loan.

“Mortgage” means the trust deed, mortgage, deed of trust, or other instrument creating a first—priority lien on real property securing a Mortgage Note.

“Mortgage Assets” has the meaning assigned to it in Section 3.04.

“Mortgage Documents” means, with respect to each Mortgage Loan, the documents and other items described on Schedule 1 hereto relating to such Mortgage Loan.

“Mortgaged Property” means, with respect to any Mortgage Loan, the property covered by the Mortgage securing such Mortgage Loan.

“Mortgage Loan” means a mortgage loan made to an individual person(s) that is not a construction or non-residential commercial loan, is evidenced by a valid promissory note, and is secured by a Mortgage that grants a perfected first-priority lien on the residential real property.  Any reference herein to a Mortgage Loan shall include a reference to the Mortgage Assets relating thereto.

“Mortgage Note” means a promissory note evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgagor” means the current and unreleased obligor(s) on a Mortgage Note.

“Net Worth” of any Person shall mean, as of any date, an amount equal to all Consolidated assets of such Person minus such Person’s Consolidated liabilities, each as determined in accordance with GAAP.

“Non-Utilization Fee” means, for any period, an amount equal to the product of (a) 0.50% per annum, times (b) the difference between (i) forty percent (40%) of the Seller’s Concentration Limit (the “Minimum Utilization Amount”), minus (ii) the sum of the aggregate Purchase Prices outstanding on each day during such period, divided by the number of days in such period; provided, however, the Seller shall not be obligated to pay such Non-Utilization Fee for the first 60 days of the Agreement.

“Obligations” means (a) any amounts due and payable by the Seller to the Buyer in connection with a Transaction hereunder, together with the Price Differential thereon (and including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Transaction Documents and (b) all other obligations or amounts due and payable by the Seller to the Buyer under the Transaction Documents.

“Operating Account” means the non-interest bearing demand checking account (whether one or more) established by the Seller with the Buyer to be used for the Seller’s operations.

“Par Value” shall mean, with respect to any Mortgage Loan at the date of any determination, the unpaid principal balance of such Mortgage Loan on such date.

“Person” means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority or other entity.

“Post-Default Rate” shall mean, at the time in question, with respect to all Obligations, the sum of (i) four percent (4%) per annum, plus (ii) the per annum interest rate otherwise payable in respect of the Obligations, provided that in no event shall the Post-Default Rate ever exceed the Maximum Rate.

“Power of Attorney” means a Power of Attorney dated the date hereof executed by the Seller for the benefit of the Buyer in substantially the form of Exhibit G attached hereto.

“Price Differential” means, with respect to any Purchased Loan as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by the Seller to Buyer with respect to such Transaction).

“Pricing Rate” means, with respect to any Purchased Loan, the rate per annum applicable to such Purchased Loan as set forth in the Pricing Schedule.

“Pricing Schedule” means Schedule 3 attached hereto and incorporated herein for all purposes.

“Prime Rate” means the prime rate quoted from time to time in the “Money Rates” section of The Wall Street Journal and if two or more rates are quoted, the highest rate quoted.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Purchase Date” means any day on which a Mortgage Loan is sold by the Seller to the Buyer.

“Purchase Fee” means a fee which is earned at the time a Mortgage Loan is purchased and is disclosed on Schedule 3.

“Purchase Price” means with respect to each Mortgage Loan purchased by the Buyer on a Purchase Date, an amount equal to the applicable Purchase Price Percentage of the lesser of (i) the Takeout Commitment Price under the applicable Takeout Commitment or (ii) the Par Value of the Mortgage Loan.

“Purchase Price Haircut” means, with respect to each Mortgage Loan purchased by the Buyer on a Purchase Date, the difference between the amount necessary to be paid thereunder to fully fund the Mortgage Loan at its original closing and the Purchase Price.

“Purchase Price Percentage” means, with respect to any Eligible Mortgage Loan purchased by the Buyer on a Purchase Date, the purchase price percentage applicable to such Eligible Mortgage Loan as set forth in the Pricing Schedule.

“Purchase Request” means a request by the Seller for the purchase of Mortgage Loans by the Buyer made in the form of Exhibit A.

“Purchased Loan” means a Mortgage Loan (including the Mortgage Assets relating thereto) purchased by the Buyer hereunder.

“Remaining Proceeds” shall have the meaning assigned pursuant to Section 4.04.

“Repurchase Date” means the date on which the Seller is to repurchase the Purchased Loans subject to a Transaction from the Buyer, which date shall be the earliest of (i) the applicable date requested pursuant to Section 4.01 or 4.02 hereof; (ii) any date determined by application of the provisions of Section 3.06(a) or (iii) the Termination Date, including any date determined by application of the provisions of Section 10.

“Repurchase Price” means for any Purchased Loan repurchased by the Seller hereunder or sold to an Approved Takeout Investor pursuant to Section 4.04 hereof, an amount equal to the sum of the following calculated as of the Settlement Date:  (i) the Purchase Price paid by the Buyer for such Purchased Loan; plus (ii) the Transaction Fees; plus (iii) accrued and unpaid Price Differential on such Purchased Loan at the Pricing Rate from the Purchase Date through the day immediately preceding the Settlement Date, both inclusive; plus (iv) all other fees the Seller has agreed to pay the Buyer under this Agreement or otherwise with respect to such Purchased Loan; plus (v) any other amount owed to the Buyer hereunder with respect to the Repurchased Loan which is due but unpaid; less (vi) all Income on such Purchased Loan received by the Buyer during such period; and less (vii) all Price Differential previously paid to the Buyer in accordance with Section 3.06(b) hereof.

“Sale Agreement” means the agreement providing for the purchase by an Approved Takeout Investor of Mortgage Loans from the Seller.

“Seller” is defined in the preamble.

“Seller Party” means the Seller and the Guarantor, individually, and “Seller Parties” means the Seller and the Guarantor, collectively.

“Seller Repurchase Request” means a request executed by the Seller and delivered to the Buyer in substantially the form of Exhibit B.

“Seller’s Concentration Limit” means $20,000,000.00 at any one time.

“Servicing Account” has the meaning assigned to it in Section 8.02.

“Servicer Files” means, with respect to any Mortgage Loan, all Mortgage Loan papers and documents required to be maintained pursuant to the Sale Agreement and all other papers and records of whatever kind or description, whether developed or originated by the Seller, or others, required to document or service the Mortgage Loan including any other documentation included in the loan documentation package, excluding the Mortgage Documents.

“Settlement Account” means the non interest bearing demand deposit account established by the Seller with the Buyer to be used for (i) the deposit of proceeds from the repurchase of a Purchased Loan, (ii) the deposit of all Income upon and during the continuance of an Event of Default, and (iii) the payment of the Obligations; provided that (a) the Settlement Account shall be pledged to the Buyer, and (b) the Seller shall not be entitled to withdraw funds from the Settlement Account.

“Settlement Date” means, with respect to any Purchased Loan, the date of payment of the Takeout Proceeds by an Approved Takeout Investor to the Buyer on behalf of the Seller or the date of payment of the Repurchase Price by Seller to the Buyer in connection with Seller’s repurchase of such Purchased Loan.

“Single Family Dwelling” means residential real property consisting of land and a completed one-to-four unit single family dwelling or condominium unit (but not a manufactured home unit or a mobile home, a co-op, or a multi-family dwelling for more than four families) thereon which is fully completed and ready for occupancy.

“Single-family Mortgage Loan” means a Mortgage Loan secured by a Mortgage covering a Single Family Dwelling.

“Sublimit” means the maximum aggregate amount of all Purchase Prices that is permitted to be outstanding at any one time for Purchased Loans in a specific type of Eligible Mortgage Loan as set forth in Schedule 3 to this Agreement (expressed as a dollar amount or a percentage of the Seller’s Concentration Limit).

“Subordinated Debt” means, with respect to any Person, all Liabilities of such Person, for borrowed money, which is, by its terms (which terms shall have been approved by Buyer) or by the terms of a subordination agreement, in form and substance satisfactory to Buyer, effectively subordinated in right of payment to all other present and future obligations and all indebtedness of such Person, of every kind and character, owed to Buyer.

“Successor Servicer” means an entity designated by the Buyer, with notice provided in conformity with Section 8.05, to replace the Seller as servicer of the Mortgage Loans.

“Takeout Commitment” means a written commitment of an Approved Takeout Investor to purchase any Mortgage Loan or a pool of Mortgage Loans under which such Mortgage Loan(s) will be delivered to such Approved Takeout Investor on terms satisfactory to the Buyer, in its reasonable discretion.

“Takeout Commitment Price” means, with respect to any Mortgage Loan, the purchase price the applicable Approved Takeout Investor has agreed to pay for such Mortgage Loan under the related Takeout Commitment.

“Takeout Proceeds” means, with respect to any Purchased Loan, the proceeds received from the sale of the Purchased Loan under the Takeout Commitment.

“Tangible Net Worth” shall have the meaning set forth in Schedule 4 hereof.

“Termination Date” means the date on which this Agreement shall be terminated in accordance with the provisions of Section 11.13 hereof.

“Third Party Underwriter” means any third party, including but not limited to a mortgage loan pool insurer, who underwrites a Mortgage Loan prior to the purchase thereof by the Buyer.

“Third Party Underwriter’s Certificate” means a certificate issued by a Third Party Underwriter with respect to a Mortgage Loan, certifying that such Mortgage Loan complies with its underwriting requirements.

“Transaction” has the meaning assigned to it in Article I.

“Transaction Documents” means this Agreement, the Guaranty, the MERS Agreement, and the Power of Attorney.

“Transaction Fees” means each of the amounts specified in the Pricing Schedule which are due and payable by the Seller to the Buyer.

“Transfer Taxes” means any tax, fee or governmental charge payable by the Seller or the Buyer to any federal, state or local government attributable to the assignment of a Mortgage Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of Arizona.

“VA Loan” means a Single-family Mortgage Loan, payment of which is partially or completely guaranteed by the VA under the Servicemen’s Readjustment Act of 1944 or Chapter 37 of Title 38 of the United States Code or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA.

Section 2.02           TERMS GENERALLY.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Unless the context requires otherwise:  (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.  Terms used herein, which are defined in the UCC, unless otherwise defined herein, shall have the meanings determined in accordance with the UCC.

ARTICLE III.

PURCHASE OF MORTGAGE LOANS AND SALE TO
APPROVED TAKEOUT INVESTOR

Section 3.01           REQUEST FOR PURCHASE OF MORTGAGE LOANS.  Subject to the terms and conditions of this Agreement, the Seller may, in its sole discretion, offer to sell to the Buyer, and the Buyer may, in its sole discretion, agree to purchase from the Seller, a Mortgage Loan on the terms and conditions set forth herein.  Notwithstanding any other provision of this Agreement, the Seller understands that the Buyer’s consideration of any such Purchase Request constitutes an independent decision which the Buyer retains the absolute and unfettered discretion to make and that no commitment to make any purchase is hereby given by the Buyer.  The Seller acknowledges that the Buyer will not consider purchasing a Mortgage Loan on any date if as of such date:  (a) a Default exists, (b) the aggregate outstanding balance of Purchased Loans with original Mortgage Notes not in the Buyer’s possession equals or exceeds an amount equal to EIGHT_MILLION DOLLARS ($8,000,000.00), (c) the purchase would result in the applicable Sublimit hereunder being exceeded, or (d) the aggregate outstanding principal balance of all Purchased Loans which the Buyer continues to own on such date equals or exceeds the Seller’s Concentration Limit.

Section 3.02           PROCEDURES FOR PURCHASE OF MORTGAGE LOANS.  The Seller may request that the Buyer purchase one or more Mortgage Loans by delivering or causing to be delivered to Buyer a Purchase Request and the items listed in Schedule 1 for each such Mortgage Loan no later than 12:00 p.m. on the requested Purchase Date.  Each Mortgage Loan included in such Purchase Request must be an Eligible Mortgage Loan.  The Buyer shall notify the Seller whether or not the Buyer agrees to purchase any Mortgage Loan included in such Purchase Request on or before 1:00 p.m. on the requested Purchase Date.

Section 3.03           PURCHASE PRICE.  If the Buyer agrees to purchase a Mortgage Loan described in any Purchase Request, then in consideration of the sale by the Seller to the Buyer of such Mortgage Loans and the transfer of the Mortgage Documents relating thereto, the Buyer shall, on the Purchase Date, cause the Purchase Price relating to such Mortgage Loan in the form of cash by federal wire transfer (same day) to be paid to the applicable title company.  Buyer shall have no obligation to pay the Purchase Price with respect to any Mortgage Loan until the Purchase Price Haircut is or has been paid by the Seller and satisfactory evidence of such payment has been provided to the Buyer.

Section 3.04           ASSIGNMENT.  Effective upon the payment by the Buyer of the Purchase Price with respect to each Mortgage Loan submitted for purchase hereunder, the Seller hereby sells, assigns and transfers to the Buyer all of the Seller’s right, title and interest in and to the Mortgage Loan identified in the Purchase Request (including the Mortgage Assets relating thereto).  The term “Mortgage Assets” means, with respect to each Mortgage Loan, all the rights, titles and interests of Seller in the following relating to such Mortgage Loan:  (i) all Mortgage Documents; (ii) all Monthly Payments received thereon after such Purchase Date and all other right to receive any payment made under the Mortgage Documents; (iii) all related title, hazard or mortgage insurance policies; (iv) all escrow and other amounts held by the Seller in connection therewith; (v) the servicing rights, (vi) the Servicing File, (vii) the real property and improvements securing the Mortgage Loan, including all rights of the Seller as mortgagee or beneficiary of the deed of trust with respect to such real property and improvements, and (viii) all supporting obligations, including any insurance or guaranty of the Mortgage Loan by FHA, Fannie Mae or other governmental related entity (subject to any limitations on transfer required by the provider of any such supporting obligations); and (ix) all the following relating to, or arising from or in connection with, such Mortgage Loan:   money, chattel paper, instruments, the Servicing Account, general intangibles, commercial tort claims and all products and proceeds of the Mortgage Loan and of any of the other property described in this definition.  If a Purchased Loan is registered on the MERS(R) System, the Seller shall enter the name of the Buyer in the “Interim Funder” category of such system with respect to such Purchased Loan.

Section 3.05           NO ASSUMPTION.  The foregoing assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Buyer of any obligation of the Seller to the Mortgagors, the Approved Takeout Investors, the insurers or any other Person in connection with any Purchased Loan.

Section 3.06           REPURCHASE DATE, PRICE DIFFERENTIAL.

(a)           The Repurchase Date for each Purchased Loan shall not be later than the date which is specified in the Pricing Schedule for such Purchased Loan (the “Maximum Dwell Date”).

(b)           Notwithstanding that the Buyer and the Seller intend that the Transactions hereunder be sales to the Buyer of the Purchased Loans, the Seller shall pay to the Buyer the accrued and unpaid Price Differential (less any amount of such Price Differential previously paid by the Seller to the Buyer) on the third Business Day of each month, commencing with the first month following the date of this Agreement, and continuing on the third Business Day of each succeeding month thereafter until this Agreement has been terminated and the entire unpaid aggregate Purchase Prices plus all accrued and unpaid Price Differential plus any other sums, fees, costs, and expenses have been paid to the Buyer in full.

Section 3.07           NON-UTILIZATION FEE.  On a monthly basis and on the Termination Date, the Buyer shall determine the average aggregate Purchase Prices outstanding during the preceding calendar month (or with respect to the Termination Date, during the period from the date through which the last calculation has been made to the Termination Date) by Seller by dividing (a) the sum of the aggregate Purchase Prices outstanding on each day during such period, by (b) the number of days in such period.  If the average amount determined for any such period is less than forty percent (40%) of the Seller’s Concentration Limit (the “Minimum Utilization Amount”), Seller shall pay to the Buyer on such date, a Non-Utilization Fee for such period.  If the utilization in any period is greater than or equal to the Minimum Utilization Amount, the Buyer shall not be paid a Non-Utilization Fee for that period.  All payments shall be made to the Buyer in Dollars, in immediately available funds, without deduction, setoff or counterclaim.  Further, the Buyer will not receive and the Seller will not be obligated to pay a Non-Utilization Fee for (a) any non-utilization during the initial sixty days of this Agreement, or (b) any period in which the Seller submitted to the Buyer for purchase under this Agreement, in an amount that was greater than or equal to the Minimum Utilization Amount, Mortgage Loans which meet the requirements of items (a) through (i) in the definition of “Eligible Mortgage Loans”, but that the Buyer elected not to purchase such Mortgage Loans.

Section 3.08           SECURITY INTEREST.  Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, the Seller hereby pledges to Buyer as security for the performance by the Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Loans, the records, and all servicing rights related to the Purchased Loans, the Transaction Documents (to the extent such Transaction Documents and the Seller’s right thereunder relate to the Purchased Loans), any property relating to any Purchased Loan or the related Mortgaged Property, any Takeout Commitments relating to any Purchased Loan, all insurance policies and insurance proceeds relating to any Purchased Loan or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Loan, the Operating Account, the Settlement Account, the Servicing Account, and any other contract rights, deposit accounts (including any interest of the Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Loan and any other assets relating to the Purchased Loans (including, without limitation, any other deposit accounts) or any interest in the Purchased Loans or the servicing of the Purchased Loans, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

ARTICLE IV.

REPURCHASES

Section 4.01           REPURCHASE IN GENERAL.  The Seller unconditionally and irrevocably agrees to repurchase from the Buyer each Purchased Loan on or before the

Repurchase Date therefor by payment of the Repurchase Price in the form of cash by federal wire transfer (same day) funds to the Buyer.  If the proposed Repurchase Date is before both the Maximum Dwell Date and the Termination Date, then (i) the Seller shall submit a Seller’s Repurchase Request not less than one (1) Business Day prior to the date on which the Seller wishes to consummate the repurchase and (ii) the date designated in the Seller’s Repurchase Request shall be the “Repurchase Date” with respect to each Purchased Loan identified therein.  Each repurchase by Seller shall be on a whole-loan, servicing-released basis without recourse, representation or warranty of the Buyer, at the Repurchase Price.  The Seller agrees to repurchase each Purchased Loan identified on a Seller’s Repurchase Request on the Repurchase Date specified in the applicable Seller’s Repurchase Request by the payment of the Repurchase Price on such day in the form of cash by federal wire transfer (same day) funds to the Buyer.  Such repurchase shall be on a whole-loan, servicing-released basis without recourse, representation or warranty of the Buyer, at the Repurchase Price.

Section 4.02           IMMEDIATE REPURCHASE.  If:

(a)           the Buyer identifies any evidence of fraud or material misrepresentation in the origination, creation or underwriting of a Purchased Loan by the Seller or the sale of the Purchased Loan to Buyer; or

(b)           the Purchased Loan is not an Eligible Mortgage Loan; or

(c)           any of the Seller’s representations or warranties set forth herein applicable to a Purchased Loan are determined by the Buyer to be untrue in any material respect as of the Purchase Date for the Purchased Loan, then the Buyer may require the Seller to repurchase the affected Purchased Loan by the delivery to the Seller of a Buyer’s Repurchase Request.  The Seller unconditionally and irrevocably agrees to repurchase each such Purchased Loan identified on a Buyer’s Repurchase Request two (2) Business Days after the Seller’s receipt of the Buyer’s Repurchase Request by the payment of the Repurchase Price on such day in the form of cash by federal wire transfer (same day) funds to the Buyer.  Such repurchase shall be on a whole-loan, servicing-released basis without recourse, representation or warranty of the Buyer, at the Repurchase Price.

Section 4.03           RE-ASSIGNMENT.  Effective on the date of payment by the Seller to the Buyer of the Repurchase Price for a Purchased Loan, the Buyer hereby sells, assigns and transfers to the Seller, all of the Seller’s right, title and interest in and to the Purchased Loan identified in the applicable repurchase request (including the Mortgage Assets relating thereto).  The assignment by the Buyer under this Section 4.03 is without recourse, representation or warranty to the Buyer; provided that Buyer represents that the Purchased Loan is free of any Lien created by, through or under Buyer and Buyer has not transferred the Purchased Loan to any other Person.

Section 4.04           NOTE SHIPMENT TO APPROVED TAKEOUT INVESTORS.  Provided that no Default or Event of Default exists, if the Seller desires that the Buyer send a Mortgage Note to facilitate the sale of the Purchased Loans to the applicable Approved Takeout Investor under the applicable Takeout Commitment, rather than to the Seller directly in connection with its repurchase of the related Purchased Loans, then the Seller shall prepare and send to the Buyer shipping instructions to instruct the Buyer when and how to send such Mortgage Note to such Approved Takeout Investor.  If shipping instructions are received by the Buyer before 2:00pm MST of any Business Day, the Buyer will ship such Mortgage Note under a bailee letter in form and substance reasonably satisfactory to the Buyer (the “Bailee Letter) to the applicable Approved Takeout Investor on the same Business Day, otherwise the Buyer will ship the documents the next Business Day following receipt of shipping instructions.  Under the Bailee Letter delivered thereunder, Takeout Proceeds for each Purchased Loan are required to be sent to the Buyer.  The Buyer shall deduct the Repurchase Price for each Purchased Loan from the Takeout Proceeds.  If the Takeout Proceeds of any such sale of such Purchased Loans are insufficient to cover the aggregate Repurchase Prices for such Purchased Loans, the Seller will pay to the Buyer the amount of any such deficiency on the Settlement Date in the form of cash by federal wire transfer (same day) funds to the Buyer.  If the Takeout Proceeds of any such sale of such Purchased Loans are greater than the sum of the aggregate Repurchase Prices for such Purchased Loans (the positive difference herein referred to as the “Remaining Proceeds”), the Buyer shall release to the Seller, as additional consideration for the Seller’s sale of such Purchased Loans to the Buyer and to compensate the Seller for the servicing obligations under this Article VIII, the Remaining Proceeds within one Business Day after the Settlement Date.

ARTICLE V.

CONDITIONS PRECEDENT

Section 5.01           INITIAL PURCHASE.  The Buyer’s obligation to enter into the initial Transaction hereunder, is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that the Buyer shall have received from the Seller any fees and expenses then due and payable hereunder, and all of the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)           Documents.  The Transaction Documents shall be duly executed and/or issued by the parties thereto and delivered to the Buyer.

(b)           Authorization.  The Buyer shall have received such documents and certificates as the Buyer or its counsel may reasonably request relating to the organization, existence and good standing of the Seller, the authorization of the transactions contemplated by the Transaction Documents and any other legal matters relating to the Seller, the Transaction Documents or the transactions contemplated thereby, all in form and substance satisfactory to the Buyer and its counsel.

(c)           Fees and Expenses.  The Buyer shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Seller under the Transaction Documents.

(d)           UCC Matters.  The Buyer shall have received:  (i) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Seller in the jurisdiction in which the Seller is organized and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Buyer that any Liens reflected thereon encumbering any of the Purchased Loans or other property sold to the Buyer hereunder have been released and (ii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Buyer to be filed, registered or recorded to create or perfect the Liens intended to be created under this Agreement and to otherwise protect or perfect the Buyer’s interests in the Purchased Loans.

(e)           Insurance.  The Seller shall have delivered to Buyer evidence that Seller has added the Buyer as an additional loss payee under its Fidelity Insurance and copies thereof.

(f)            Other Documents.  The Seller shall have delivered to Buyer such other documents as the Buyer may reasonably request.

Section 5.02           CONDITIONS TO ALL PURCHASES.  All purchases of Mortgage Loans by the Buyer are subject to the satisfaction of the following conditions:

(a)           No Default.  No Default or Event of Default shall have occurred and be continuing under the Transaction Documents;

(b)           Representations and Warranties True.  Both immediately prior to the Transaction and also after giving effect thereto the representations and warranties made by Seller in Sections 6.01 hereof, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific earlier date, as of such specific earlier date).  The representations and warranties made by the Seller in Section 6.02 shall be true, correct and complete on the Purchase Date as to all Purchased Loans purchased by the Buyer on such Purchase Date.

(c)           Files Marked; Files and Records Owned by the Buyer.  The Seller shall, at its own expense, on or prior to each Purchase Date, indicate in its files that the Mortgage Loans sold to the Buyer on such Purchase Date have been sold, assigned and transferred to the Buyer pursuant to this Agreement.  Further, the Seller hereby agrees that the computer files and other physical records of the Mortgage Loans maintained by the Seller will bear an indication reflecting that the Mortgage Loans have been sold, assigned and transferred to the Buyer pursuant to this Agreement.

(d)           Purchase Decision.  The Buyer shall have determined in its sole discretion to purchase the Mortgage Loan hereunder.

(e)           Other Documents.  The Seller shall have delivered to Buyer such other documents as the Buyer may reasonably request.

Each Purchase Request shall be deemed to constitute a representation and warranty by the Seller on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Section 6.01           GENERAL REPRESENTATIONS AND WARRANTIES OF THE SELLER.  The Seller hereby represents and warrants that, as of the date hereof and as of each Purchase Date:

(a)           Organization and Authority.  The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. The Seller is not operating under any type of agreement or order (including, without limitation, a supervisory agreement, memorandum of understanding, cease and desist order, capital or supervisory directive, or consent decree) with or by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency or any other applicable regulatory authority, and the Seller is in compliance with any and all capital, leverage and other financial requirements imposed by any applicable regulatory authority.  The Seller has obtained all licenses and effected all registrations required under all applicable local, state and federal laws, regulations and orders by virtue of any of the activities conducted, or property owned, by it.

(b)           Authority.  The Seller has the full corporate power and authority to execute and deliver the Transaction Documents, to perform in accordance with each of the terms thereof, and to enter into and consummate all transactions contemplated by the Transaction Documents.  The Seller has duly executed and delivered the Transaction Documents.

(c)           No Conflicts.  Neither the execution and delivery of any of the Transaction Documents, the acquisition and/or making of each Mortgage Loan by the Seller, the sale of each Mortgage Loan to the Buyer, the consummation of the other transactions contemplated by the Transaction Documents nor any other fulfillment of or compliance with the terms and conditions of any Transaction Document will conflict with or result in a breach or violation of:  (i) any of the terms, conditions or provisions of the Seller’s articles of incorporation, by-laws or other organizational document, (ii) any law, rule, regulation, order, judgment or decree to which the Seller or any of its property is subject; or (iii) any material agreement or instrument to which the Seller is now a party or by which it is bound (including, without limitation, any Takeout Commitment or Sale Agreement).

(d)           No Consent Required.  No consent, approval, authorization, order or review by or on behalf of any Person, court, authority or agency, governmental or otherwise, is required for the execution and performance by the Seller of, or compliance by the Seller with, any Transaction Document.

(e)           No Litigation Pending.  There is no action, suit, proceeding, inquiry, review, audit or investigation pending or threatened against the Seller or Seller Parties:  (i) that could reasonably be expected to have any Material Adverse Effect; (ii) which would draw into question the validity of any Mortgage Loan or enforceability of any Mortgage Documents; or

(iii) which would be likely to materially impair the ability of the Seller to perform its Obligations under any Transaction Document.

(f)            Compliance with Laws and Agreements.  The Seller is in compliance with all laws, regulations and orders of any governmental authority applicable to it or its property and all indentures, agreements and other instruments (including, without limitation, each Sale Agreement and each Takeout Commitment) binding upon it or its property.

(g)           Disclosure.  No reports, financial statements, certificates or other information furnished by or on behalf of the Seller to Buyer in connection with this Agreement or any other Transaction Document or delivered hereunder or thereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           Locations; Organizational Identification Numbers.  The Seller’s chief executive office is located at its address set forth on the signature pages hereto.  The Seller’s jurisdiction of organization is California. Within the last four completed calendar months prior to the date hereof, the Seller has not had any other chief executive office or jurisdiction of organization.  The Seller is a registered organization and its organizational identification number is 80-0233937.

Section 6.02           REPRESENTATIONS AND WARRANTIES OF THE SELLER REGARDING EACH MORTGAGE LOAN.  The Seller hereby represents and warrants as to each Mortgage Loan sold hereunder, as of the applicable Purchase Date that:

(a)           Title and Encumbrances.  The Seller has good title to, and is the sole owner of, the Mortgage Loan.  The assignment of the Mortgage Loan contemplated by this Agreement validly transfers the Mortgage Loan to the Buyer free and clear of any Lien or any other encumbrance.

(b)           Underwriting, Origination and Servicing.  The Mortgagor has a credit score of at least 620 issued by an institution acceptable to the Buyer and the Mortgage Loan otherwise complies with the Investor Requirements.  The Mortgage Loan has been underwritten, originated and serviced in compliance with:  (i) all of the Investor Requirements (including, without limitation, those of Fannie Mae, GNMA or Freddie Mac), (ii) Seller’s underwriting standards and procedures and (iii) all other applicable law, rules, regulations and guidelines.  The underwriting, origination and servicing of the Mortgage Loan has been in all respects legal, proper, prudent and customary, and has conformed to customary standards of the residential mortgage origination and servicing business.  Without limiting the generality of the foregoing, all federal and state laws, rules and regulations applicable to the Mortgage Loan have been complied with (including the following:   the Real Estate Settlement Procedures Act; the Flood Disaster Protection Act; the Federal Consumer Credit Protection Act, the Truth—in—Lending and Equal Credit Opportunity Acts, statues, rules or regulations governing fraud, lack of consideration, unconscionability, consumer credit transactions and interest charges) and all consumer disclosures have been properly and timely given to Mortgagor and any guarantor.

(c)           Proper Licensing and Qualification.  All parties which have had any interest in the Mortgage Documents, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were):  (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) organized under the laws of such state, or qualified to do business in such state, or a federal savings and loan association or national bank having its principal offices in such state, or not doing business in such state so as to require qualification as a foreign corporation in order to use the courts of such state to enforce the Mortgage Documents.

(d)           TPO Mortgage Loans.  If the Mortgage Loan was completely or partially originated and/or packaged by any Person other than the Seller (each such third-party originated mortgage loan, a “TPO Mortgage Loan”):  (i) each Mortgage Note evidencing the TPO Mortgage Loan is indorsed in blank or indorsed to the Seller; (ii) the Seller has implemented, and the TPO Mortgage Loan was subject to, prudent third-party origination risk management procedures which identify potential deficiencies in TPO Mortgage Loans including, but not limited to, misrepresentations of borrower income and assets and inaccuracies in appraisal reports; (iii) each entity that participated in the origination of the TPO Mortgage Loan (each a “TPO”) was duly organized, validly existing and in good standing under the laws of such TPO’s state of organization and had all licenses, registrations and certifications in all applicable jurisdictions and such licenses, registrations and certifications were in full force and effect at such times; (iv) each TPO complied with all applicable agreements, contracts, laws and regulations with respect to, and the violation of which might adversely affect, the TPO Mortgage Loan or result in any cost or liability to Buyer; and (v) the TPO and the TPO Mortgage Loan comply with all applicable Approved Takeout Investor and Takeout Commitment requirements for third party originated mortgage loans.

(e)           No Defenses to Sale.  The sale of the Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of this Agreement, or the exercise of any right hereunder, render the sale unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto.

(f)            Terms of Mortgage Documents.  Each Mortgage Document contains customary and enforceable provisions which render the rights and remedies of the holder adequate to the benefits of the security against the Mortgaged Property, including:   (i) in the case of a Mortgage Document designed as a deed of trust, by trustee’s sale, (ii) by summary foreclosure, if available under applicable law, and (iii) otherwise by foreclosure, and there are no homestead or other exemptions of dower, curtesy or other rights or interests available to the Mortgagor or the Mortgagor’s spouse, survivors or estate, or any other Person that would, or could, interfere with such right to sell at a trustee’s sale or right to foreclose, except for those arising by operation of law.  To the extent necessary to protect the interests of the holder of the Mortgage Note and the Mortgage Documents, both spouses are signatories on, and jointly and severally liable under, the Mortgage Note and the Mortgage Documents.

(g)           Enforceability.  The Mortgage Loan is a binding and valid obligation of the Mortgagor thereon, in full force and effect and enforceable in accordance with its terms,

except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar terms affecting creditor’s rights in general and by general principles of equity.  The Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of the Seller, and all information set forth in the Mortgage Documents is true and correct.

(h)           No Default under or Defenses to the Mortgage Loan.  The Mortgage Loan is free of any default of any party thereto (including the Seller), counterclaims, offsets and defenses, including the defense of usury, and not subject to any right of rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise.  The Mortgagor is not in bankruptcy, no lawsuit or other proceeding has been filed against the Mortgagor with respect to the Mortgage Loan and the Mortgage Loan is not subject to any foreclosure or similar proceeding.

(i)            Entire Agreement.  The Mortgage Documents have not been modified or amended in any respect not expressed in writing therein and the Mortgage Loan is free of any concessions or understandings with the Mortgagor thereon of any kind not expressed in writing in the Mortgage Documents.  Without limiting the generality of the forgoing, the Seller has not made arrangements with the Mortgagor for any payment forbearance or future refinancing with respect to the Mortgage Loan except to the extent provided in the related Mortgage Documents.

(j)            Takeout Commitment.  An Approved Takeout Investor has committed to purchase the Mortgage Loan pursuant to a Takeout Commitment for an amount which will not be less than the Purchase Price which is in full force and effect and is valid binding and enforceable except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar terms affecting creditor’s rights in general and by general principles of equity.

(k)           Status of Payments.  All advance payments and other deposits on the Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by the Seller to the Mortgagor, and there have been no prepayments.

(l)            Maturity and Interest Rate.  The Mortgage Loan matures within 30 years after the Purchase Date, the principal amount of the Mortgage Loan will amortize over the term of the Mortgage Loan and is repayable in equal monthly installments of principal and interest.

(m)          Appraisal.  The appraisal made with respect to the Mortgaged Property was made by an appraiser who is licensed or certified as appropriate under applicable state law and meets the minimum qualifications for appraisers required by the Investor Requirements.

(n)           Collateral.  The Mortgage Loan is secured by a first lien on Mortgaged Property consisting of a completed one-to-four unit single family residence which is not used for commercial purposes and which is not under construction or other renovation.  There are no delinquent taxes, insurance premiums, water, sewer and municipal charges, governmental assessments or any other outstanding charges affecting the Mortgaged Property.  The Mortgaged Property is free of damage and in good repair, is free from toxic materials or other environmental hazards, no notice of condemnation has been given with respect to the Mortgaged Property and the Mortgaged Property is in compliance with local, state or federal laws or regulations designed to protect the health and safety of the occupants of the Mortgage Property.  All improvements included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries, the building restriction lines and the set back lines of the Mortgaged Property, and no improvements or structures of any kind on adjoining properties encroach upon the Mortgaged Property.  If the Mortgage is a deed of trust, a trustee duly qualified under applicable law to serve as such is properly named, designated and serving.  Except in connection with a trustee’s sale after default by the Mortgagor, no fees or expenses are or will become payable by the Seller or the Buyer to the trustee under any such deed of trust.

(o)           Closing; Future Purchases.  The Mortgage Loan has been closed less than 15 calendar days prior to the Purchase Date of such Mortgage Loan in accordance with this Agreement and there is no requirement for future advances thereunder.

(p)           Title Policy.  A commitment or policy for title insurance, in the form and amount required by the Sale Agreement, Takeout Commitment and the other Investor Requirements is in effect as of the closing of the Mortgage Loan, is valid and binding, and remains in full force and effect.  No claims have been made under such title insurance policy and no holder of the related mortgage, including the Seller, has done or omitted to do anything which would impair the coverage of such title insurance policy.  As to each Mortgage Loan secured by a Mortgaged Property located in Iowa, and if an American Land Title Association (ALTA) policy of title insurance has not been provided, an attorney’s certificate, in the form and amount required by this Agreement, duly delivered and effective as of the closing of each such Mortgage Loan, is valid and binding, and remains in full force and effect.

(q)           Mortgage Insurance.  If required by the Sale Agreement, the Takeout Commitment, or any other Investor Requirements, primary mortgage insurance has been obtained, the premium has been paid, and the mortgage insurance coverage is in full force and effect meeting the requirements of the Investor Requirements.

(r)            Casualty and Flood Insurance.  The Mortgaged Property covered by the Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of the Mortgage Loan with the Seller named as a loss payee thereon.  The improvements upon the Mortgaged Property are insured against flood if required under the National Flood Insurance Act of 1968, as amended.  The Mortgage Documents require the Mortgagor to maintain such casualty and if applicable, flood insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, subject to the requirements of all applicable laws and to the requirements of state and federal law enforcement and regulatory authorities, authorizes the holder of the Mortgage Documents to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.

(s)           Third Party Guaranty or Insurance.  If the Mortgage Loan is insured or guaranteed by FHA, Fannie Mae or some other governmental related entity, such insurance or guaranty is in full force and effect and no action has been taken or failed to be taken which has resulted or will result in an exclusion from, denial of, or defense to, coverage under any such insurance or guarantee.

(t)            MERS.  If the Mortgage Loan is registered on the MERS(R) System, the Seller has entered the name of the Buyer in the “interim funder” category of such system with respect to such Mortgage Loan.

(u)           Third Parties in Possession.  No Person other than the Seller, a title company or the applicable County Recorder’s Office has possession of any of the Mortgage Documents.

ARTICLE VII.

COVENANTS OF THE SELLER

The Seller agrees with the Buyer as follows:

Section 7.01           FURTHER ASSURANCES.  The Seller will, at its expense as from time to time reasonably requested by the Buyer, promptly execute and deliver all further instruments, agreements, filings and registrations, and take all further action, in order to confirm and validate this Agreement and the Buyer’s rights and remedies hereunder, or to otherwise give the Buyer the full benefits of the rights and remedies described in or granted under this Agreement and the other Transaction Documents.  The Seller hereby authorizes the Buyer to file such Uniform Commercial Code financing statements as the Buyer may deem necessary naming the Seller as debtor and describing the sale of Purchased Loans hereunder without the signature of the Seller thereon..

Section 7.02           NAME CHANGE.  At least ten (10) Business Days prior to making any change in its name, identity, jurisdiction of organization or corporate structure which would make any financing statement or continuation statement filed in accordance with this Agreement seriously misleading, the Seller shall give the Buyer written notice thereof.  Upon receipt of such notice, the Buyer is authorized to file such UCC financing statements or amendments to existing UCC financing statements as the Buyer may deem necessary in connection with any such change without the signature of the Seller thereon.

Section 7.03           TRANSFER TAXES.  In the event that the Buyer receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Mortgage Loans on written demand by the Buyer or upon the Seller’s otherwise being given notice thereof by the Buyer, the Seller shall pay, and otherwise indemnify and hold the Buyer harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Buyer shall have no obligation to pay such Transfer Taxes).

Section 7.04           FINANCIAL STATEMENTS AND REPORTS.  The Seller shall furnish to the Buyer the following, all in form and detail reasonably satisfactory to the Buyer:

(a)           Promptly after becoming available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year, the Seller’s audited Consolidated balance sheet as of the end of such Fiscal Year, and the related audited Consolidated statements of income and retained earnings and of cash flows of the Seller for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year.  Such financial statements shall be accompanied by the unqualified audit report of independent certified public accountants reasonably acceptable to the Buyer which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred, and such financial statements shall also be accompanied by management letters with respect thereto, if any;

(b)           Promptly after becoming available, and in any event within thirty (30) days after the end of each Fiscal Quarter, the Seller’s unaudited Consolidated balance sheet of the Seller and the related unaudited Consolidated statements of income and retained earnings and of cash flows of the Seller for such Fiscal Quarter and the period from the first day of the then current Fiscal Year through the end of such Fiscal Quarter, certified by the chief financial officer or other executive officer of Seller as being fairly stated in all material respects (subject to normal Fiscal Year-end adjustments);

(c)           Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsection (a) (b) above, or monthly upon the Buyer’s request, a certificate in the form of Exhibit F hereto and certified by an executive officer of the Seller;

(d)           At the same time they provide their annual tax return after the end of each calendar year, a current annual financial statement of each Guarantor in form and substance satisfactory to Lender and certified by such Guarantor that said financial statement fairly presents the financial condition of such Guarantor as of such date.

Section 7.05           NOTICES OF MATERIAL EVENTS.  The Seller will furnish to the Buyer prompt written notice of the following:

(a)           the occurrence of any default or any event of default under any Mortgage Loan;

(b)           the discovery that the Seller’s representations and warranties applicable to any Mortgage Loan are untrue in any material respect;

(c)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or governmental authority against or affecting the Seller (if such actions, suits or proceedings exceed $250,000 in the aggregate) or any Mortgage Loan; and

(d)           any other development that results in, or could reasonably be expected to result in, a material adverse effect on any Purchased Loan or the ability of the Seller to fulfill its obligations hereunder.

Each notice delivered under this Section shall be accompanied by a statement of a financial officer or other executive officer of the Seller setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 7.06           INSURANCE AND GUARANTEES.  The Seller will cooperate fully and in a timely manner with the Buyer in connection with:   (i) the filing of any claims with an insurer or guarantor or any agent of any insurer or guarantor under any insurance policy or guaranty affecting a Mortgagor or any of the Mortgaged Property; (ii) supplying any additional information as may be requested by the Buyer or any such agent or insurer in connection with the processing of any such claim; and (iii) the sale of any Mortgage Loan under a Takeout Commitment.  The Seller shall take all such actions as may be reasonably requested by the Buyer to protect the rights of the Buyer in and to any proceeds under any and all of the foregoing insurance policies and Takeout Commitments.  The Seller shall not take or cause to be taken any action which would impair the rights of the Buyer in and to any proceeds under any of the foregoing insurance policies or Takeout Commitments.

Section 7.07           BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS.  The Seller will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, including the Seller’s underwriting of each Mortgagor, the Seller’s servicing of the Purchased Loans and the other transaction contemplated by the Transaction Documents.  The Seller will permit any representatives designated by the Buyer (including the Buyer’s auditors and governmental examiners), upon reasonable prior notice, to visit, inspect and audit its books and records, and to discuss the transactions contemplated by any Transaction Documents with its officers and employees, all at such reasonable times and as often as reasonably requested.  Unless an Event of Default shall have occurred and be continuing, the Buyer shall provide at least two (2) Business Days notice of such visits and such visits shall be limited to not more than four (4) in any twelve-month period.

Section 7.08           COMPLIANCE WITH LAWS AND AGREEMENTS.  The Seller will comply with:  (a) all laws, rules, regulations and orders of any governmental authority applicable to it or its property; and (b) each Sale Agreement, each Takeout Commitment and all other requirements of all Approved Takeout Investors who have committed to purchase Mortgage Loans purchased by the Buyer hereunder.

Section 7.09           LIENS.  The Seller will not create, incur, assume or permit to exist any Lien on any Mortgage Loan or any Repurchase Asset except as contemplated by this Agreement.

Section 7.10           EXISTENCE; CONDUCT OF BUSINESS.  The Seller will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business.

Section 7.11           TANGIBLE NET WORTH.  The Seller shall not permit the Tangible Net Worth of the Seller, computed as of the end of each calendar quarter, to be less than the amount specified on Schedule 4 hereto.

Section 7.12           LEVERAGE RATIO.  The Seller shall not permit the Leverage Ratio of the Seller, computed as of the end of each calendar quarter, to exceed the ratio specified on Schedule 4 hereto.

Section 7.13           LIQUIDITY PERCENTAGE.  The Seller shall maintain a Liquidity Percentage, computed as of the end of each calendar quarter, which is greater than or equal to the percentage specified on Schedule 4 hereto.

Section 7.14           MINIMUM LIQUIDITY. The Seller shall maintain Cash and Cash Equivalents computed as of the end of each calendar quarter, which is greater than or equal to the amount specified on Schedule 4 hereto.

Section 7.15           MINIMUM PROFITABILITY.  The Seller shall not permit its net income before taxes, for any calendar quarter, to be less than the amount specified on Schedule 4 hereto.

ARTICLE VIII.

SERVICING OF THE MORTGAGE LOANS

Section 8.01           SERVICING.  Upon payment of the Purchase Price for a Purchased Loan, the Buyer shall own all rights to service such Purchased Loan, all Servicer Files and Mortgage Documents for such Purchased Loan and all derivative information created by the Seller or other third party used or useful in servicing such Purchased Loan.  As a condition of purchasing a Mortgage Loan, the Buyer may require the Seller to service such Mortgage Loan as subservicer for the Buyer for a term of thirty (30) days, which is renewable as provided in Section 8.05 below.  The Seller (or a sub-subservicer approved by the Buyer) shall service and administer such Purchased Loan on behalf of the Buyer in accordance with prudent Mortgage Loan servicing standards and procedures generally accepted by prudent buyers in the mortgage banking industry and in accordance with the Investor Requirements, provided that the Seller shall at all times comply with the Investor Requirements, applicable law, the terms of the related Mortgage Documents and the requirements of any applicable insurer or guarantor.  At the request and in accordance with the directions of the Buyer, the Seller shall deliver to the Buyer copies of any Servicer Files in its possession within three (3) Business Days of such request by the Buyer.

Section 8.02           PAYMENTS ON PURCHASED LOANS.  The Seller shall endeavor to collect or cause to be collected, as and when due, any and all amounts owing under each Purchased Loan.  The Seller shall establish and maintain with Buyer a separate custodial account (the “Servicing Account”) for collections received in respect of the Purchased Loans.  The Seller shall promptly deposit into the Servicing Account in the form received (with any necessary endorsements) all collections received in respect of each Purchased Loan from whatever source or, in lieu of the foregoing and in Buyer’s sole discretion, an amount of the Seller’s own unrestricted corporate deposits equal to the amount of all collections received in respect of each Purchased Loan.  Amounts deposited in the Servicing Account shall be held in trust for the Buyer as the owner of such amounts Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, the Seller may utilize the funds in the Servicing Account.

Section 8.03           SALE OF PURCHASED LOANS TO APPROVED TAKEOUT INVESTORS.  The Seller agrees to take such action as is necessary to sell each Purchased Loan under the applicable Takeout Commitment to the applicable Approved Takeout Investor in the Seller’s own name.  Subject to the provisions of Section 4.04 hereof, The Seller agrees to execute any and all further documents, agreements and instruments, and take all such further actions, which may be required under the Investor Requirements, or which the Buyer may reasonably request, to effectuate the sale of each Purchased Loan to the applicable Approved Takeout Investor all at its own expense. The Seller shall not take or cause to be taken any action that would impair the rights of the Seller under any Takeout Commitment.

Section 8.04           MODIFICATIONS.  Without the prior written consent of the Buyer, the Seller shall not:  (a) agree to any compromise, settlement, amendment or other modification of any of the Mortgage Documents; (b) release, in whole or in part, any Mortgagor or other Person liable for payment on any Purchased Loan; or (c) release any Lien, guaranty or other supporting obligation securing any Purchased Loan.

Section 8.05           TERMINATION OF INTERIM SERVICING RIGHTS.  The Seller’s rights and obligations to service each Purchased Loan as provided in this Agreement, shall terminate on the earlier of the related Settlement Date or the date which is thirty (30) calendar days following the related Purchase Date; provided that, the Buyer may in its sole discretion extend such thirty (30) day servicing period by one or more additional thirty (30) day periods by providing written notice to the Seller prior to the termination of such servicing period.  If any Default occurs at any time, the Seller’s rights and obligations to service the Purchased Loan(s), as provided in this Agreement, shall terminate immediately, without any notice or action by the Buyer.  Upon any such termination, the Buyer is hereby authorized and empowered to sell and transfer such rights to service the Purchased Loan(s) for such price and on such terms and conditions as the Buyer shall reasonably determine, and the Seller shall have no right to attempt to sell or transfer such rights to service.  The Seller shall perform all acts and take all actions so that the Purchased Loan(s) and all files and documents relating to such Purchased Loan(s) held by the Seller, together with all escrow amounts relating to such Purchased Loan(s), are delivered to the Successor Servicer or as the Buyer shall otherwise direct.  To the extent that the approval of any Third Party Underwriter or any other insurer or guarantor is required for any such sale or transfer, the Seller shall fully cooperate with the Buyer to obtain such approval.  All amounts paid by the purchaser of such rights to service the Purchased Loan(s) shall be the property of the Buyer.

Section 8.06           TRANSFER TO SUCCESSOR SERVICER.  Each Purchased Loan delivered to the Buyer hereunder shall be delivered on a servicing released basis free of any servicing rights in favor of the Seller and free of any title, interest, lien, encumbrance or claim of any kind of the Seller and the Seller hereby waives its right to assert any interest, lien, encumbrance or claim of any kind (except the right to exercise its repurchase rights hereunder).  Upon transfer of such servicing rights to any Successor Servicer, the Seller shall deliver or cause to be delivered all files and documents relating to each Purchased Loan held by the Seller to Successor Servicer or as the Buyer shall otherwise direct.  The Seller shall promptly take such actions and furnish to the Buyer such documents that the Buyer deems necessary or appropriate to enable the Buyer to cure any defect in each such Purchased Loan or to enforce such Purchased Loans, as appropriate.  The Buyer acknowledges and agrees that any transfer of servicing is subject to all applicable laws, rules and regulations and that nothing contained herein shall be deemed to require the Seller to transfer servicing except in compliance therewith.

Section 8.07           SERVICING RELEASED.  For the avoidance of doubt, Seller retains no economic rights to the servicing of the Purchased Loans provided that Seller shall continue to service the Purchased Loans hereunder as part of its Obligations hereunder.  As such, Seller expressly acknowledges that the Purchased Loan are sold to Buyer on a “servicing released” basis.

ARTICLE IX.

EVENTS OF DEFAULT

If any of the following events (each an “Event of Default”) occur, the Buyer, shall have the rights set forth in Article 10, as applicable:

Section 9.01           PAYMENT FAILURE.  The Seller shall default in the payment (a)(i) of any Price Differential or Repurchase Price, or (ii) of any other sum which has become due and payable under the terms hereof, for a period of five (5) days or greater, or (b) on the Termination Date of the aggregate Repurchase Price for all Purchased Loans.

Section 9.02           BREACH OF COVENANTS.  The Seller shall fail to observe or perform any term, covenant or agreement contained in this Agreement or any other Transaction Document, and such failure to observe or perform shall continue unremedied for a period of fifteen (15) days.

Section 9.03           REPRESENTATION AND WARRANTY BREACH.  Any representation or warranty made by the Seller in connection with this Agreement or contained herein is inaccurate or incomplete in any material respect on or as of the date made or deemed made, (excluding for the purpose hereof, the loan level representations and warranties made in Section 6.02 hereof, which shall be considered solely for the purpose of determining whether the Buyer is entitled to issue a Buyer’s Repurchase Request).

Section 9.04           JUDGMENTS.  A judgment or judgments for the payment of money in excess of $500,000.00 in the aggregate shall be rendered against any Seller Party or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and such Seller Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal.

Section 9.05           INSOLVENCY EVENT.  An Insolvency Event shall have occurred with respect to a Seller Party or any Affiliate.

Section 9.06           ENFORCEABILITY.  For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or any party thereto (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder.

Section 9.07           LIENS.  The Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer); or at least one of the following fails to be true (A) the Mortgage Assets shall have been sold to Buyer, or (B) the Liens contemplated hereby are first priority perfected Liens on any Mortgage Assets in favor of Buyer or shall be Liens in favor of any Person other than Buyer.

Section 9.08           MATERIAL ADVERSE EFFECT.  Buyer shall have determined that a Material Adverse Effect has occurred.

Section 9.09           CHANGE OF CONTROL.  A Change of Control of any Seller Party shall have occurred.

Section 9.10           CESSATION OF BUSINESS.  The Seller shall terminate its existence or suspend or discontinue their business.

ARTICLE X.

REMEDIES

Section 10.01         EXERCISE OF REMEDIES.  If an Event of Default occurs, the Buyer may exercise the following rights and remedies:

(a)           By written notice (which may be electronic) to the Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Event of Insolvency of the Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur.

(b)           If the Buyer exercises or is deemed to have exercised the option referred to in subsection (a) of this Section,

(i)            the Seller’s obligations in such Transactions to repurchase all Purchased Loans, at the Repurchase Price therefore on the Repurchase Date determined in accordance with subsection (a) of this Section, shall thereupon become immediately due and payable, and all Income paid after such exercise or deemed exercise shall be retained by the Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by the Seller hereunder;

(ii)           to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount accrued by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a) of this Section (decreased as of any day by (i) any amounts actually in the possession of the Buyer pursuant to Section 10.02, and (ii) any proceeds from the sale of Purchased Loans applied to the Repurchase Price pursuant to Section 10.03; and

(c)           By written notice (which may be electronic) to the Seller, the Repurchase Price for each Transaction hereunder shall be deemed to be due and payable on each Repurchase Date therefor.

Section 10.02         POSSESSION OF FILES.  Upon the occurrence of one or more Events of Default, the Buyer shall have the right to obtain physical possession of all files of the Seller relating to the Purchased Loans and the Repurchase Assets and all documents relating to the Purchased Loans which are then or may thereafter come in to the possession of the Seller or any third party acting for the Seller and the Seller shall deliver to the Buyer such assignments as the Buyer shall request.  The Buyer shall be entitled to specific performance of all agreements of the Seller contained in the Repurchase Documents.

Section 10.03         SALE OF PURCHASED LOANS.  At any time on the Business Day following the Business Day on which notice is given to the Seller (which notice may be the notice given under Section 10.01(a) of this Section), in the event the Seller has not repurchased all Purchased Loans, the Buyer may immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as the Buyer may deem satisfactory any or all Purchased Loans and the Repurchase Assets, on a servicing released basis, and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the Seller hereunder.  The Buyer may be a purchaser of any Purchased Loan at any public or private sale and the Buyer shall be entitled, for the purpose of bidding or making settlement or payment of the purchase price for all or portion of the Purchased Loan sold at any such sale to credit amounts owed to the Buyer to such sale amount.  The proceeds of any disposition of Purchased Loans and the Repurchase Assets shall be applied first to the costs and expenses incurred by the Buyer in connection with the Seller’s default; second to the Repurchase Price; and third to any other outstanding Obligations of the Seller.

Section 10.04         LIABILITY OF THE SELLER.  The Seller shall be liable to the Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of the Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

Section 10.05         CUMULATIVE RIGHTS.  The Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

Section 10.06         REMEDIES NON-EXCLUSIVE.  The Buyer may exercise one or more of the remedies available to the Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in Sections 10.01(a) and 10.03, at any time thereafter without notice to the Seller.  All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which the Buyer may have.

Section 10.07         ENFORCEMENT.  The Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and the Seller hereby expressly waives any defenses the Seller might otherwise have to require the Buyer to enforce its rights by judicial process.  The Seller also waives any defense (other than a defense of payment or performance) the Seller might otherwise have arising from the use of non-judicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies.  The Seller recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

Section 10.08         LIABILITY FOR ADDITIONAL AMOUNTS.  To the extent permitted by applicable law, the Seller shall be liable to the Buyer for interest on any amounts owing by the Seller hereunder, from the date the Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by the Seller or (ii) satisfied in full by the exercise of the Buyer’s rights hereunder.  Interest on any sum payable by the Seller to the Buyer under this paragraph 10.08 shall be at a rate equal to the Post-Default Rate.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

Section 11.01         OBLIGATIONS OF THE SELLER.  The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity illegality or irregularity of any Purchased Loan.

Section 11.02         AMENDMENT.  This Agreement may be amended, restated or supplemented from time to time only by a written agreement duly executed and delivered by the Seller and the Buyer.

Section 11.03         WAIVERS.  No failure or delay on the part of the Buyer in exercising any power, right or remedy under any Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  Any waiver of the terms and provisions hereof must be in writing and consented to in writing by the Buyer.

Section 11.04         NOTICES.  All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, to any party at its address shown on the signature pages of this Agreement or at such other address as may be designated by it by notice to the other party. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the Business Day of receipt.

Section 11.05         SURVIVAL.  The respective agreements (including without limitation, the agreements of the Seller contained in Sections 11.09 and 11.10), representations, warranties and other statements by the Seller set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive each Purchase Date.

Section 11.06         HEADINGS.  The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

Section 11.07         GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona.

Section 11.08         COUNTERPARTS.  This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or PDF copy by e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.09         EXPENSES.  The Seller shall pay all reasonable out of pocket expenses incurred by the Buyer, including the fees, charges and disbursements of counsel for the Buyer, in connection with:  (i) the transaction contemplated by the Transaction Documents, (ii) the preparation and administration of the Transaction Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (iii) the enforcement or protection of its rights in connection with any Transaction Documents, including its rights under this Section.

Section 11.10         INDEMNITY.  THE SELLER SHALL INDEMNIFY THE BUYER, THE BUYER’S AFFILIATES AND THE RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ADVISORS OF BUYER AND ITS AFFILIATES (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL THIRD PARTY LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE (PROVIDED THAT THE SELLER SHALL NOT BE RESPONSIBLE FOR MORE THAN TWO SUCH COUNSEL FOR THE INDEMNITEES), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF ANY TRANSACTION DOCUMENT, THE PERFORMANCE BY THE PARTIES TO THE TRANSACTION DOCUMENTS OF THEIR RESPECTIVE OBLIGATIONS THEREUNDER OR THE CONSUMMATION OF THE SALE OF THE PURCHASED LOANS TO THE BUYER OR THE APPLICABLE TAKEOUT INVESTOR OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY BREACH OF ANY OF THE SELLER’S REPRESENTATIONS, WARRANTIES OR COVENANTS CONTAINED IN THIS AGREEMENT, (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY MORTGAGED PROPERTY, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO ANY MORTGAGED PROPERTY, (IV) ANY BREACH OF ANY REPRESENTATIONS OR WARRANTIES PROVIDED TO AN APPROVED TAKEOUT INVESTOR IN CONNECTION WITH THE SALE OF A PURCHASED LOAN UNDER A TAKEOUT COMMITMENT, AND (V) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO

HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

Section 11.11         WAIVER OF DAMAGES.  The Seller shall not assert, and waives, any claim against any Indemnities, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Transaction Document or the transactions contemplated thereby.

Section 11.12         SUCCESSORS AND ASSIGNS.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Seller may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Buyer (and any attempted assignment or transfer by the Seller without such consent shall be null and void).  The Buyer may assign or otherwise transfer all or any portion of its rights, titles and interests in and to any Purchased Loan or any Transaction Document.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 11.13         TERM.  This Agreement shall continue for 364 days from the date hereof unless and until terminated as to future transactions (a) by thirty (30) days advance notice signed by the Seller or Buyer and delivered to the other in compliance with Section 11.04 hereof, in which event termination will not affect the obligations hereunder and under the Guaranty; or (b) termination shall be immediately effective, without the necessity of a notice from Buyer, upon the occurrence of an Event of Insolvency.  Termination will not affect the obligations hereunder and under the Guaranty as to any Purchased Loans purchased prior to the effective date of such termination.

Section 11.14         ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 11.15         SEVERABILITY.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.16         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT

IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.17         INTENT.

(a)           The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.

(b)           It is understood that either party’s right to liquidate Purchased Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Article X hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)           The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” a “repurchase agreement” and a “securities contract” as such terms are defined in FDIA and any rules, orders or policy statements thereunder.

(d)           It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 11.18         NO FIDUCIARY RELATIONSHIP.  The relationship between the Seller and the Buyer is solely that of buyer and seller, and Buyer has no fiduciary or other special relationship with the Seller, and no term or condition of any of the Transaction Documents shall be construed so as to deem the relationship between the Seller and the Buyer to be other than that of buyer and seller.

Section 11.19         EQUITABLE RELIEF.  The Seller recognizes that in the event it fails to pay, perform, observe, or discharge any or all of the obligations under the Transaction

Documents, any remedy at law may prove to be inadequate relief to the Buyer.  The Seller therefore agrees that the Buyer, if it so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 11.20         CONSTRUCTION.  The Seller and Buyer each acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Transaction Documents with its legal counsel and that the Transaction Documents shall be construed as if jointly drafted by the parties thereto.

Section 11.21         SET-OFF.  In addition to any rights and remedies of the Buyer provided by this Agreement and by law, the Buyer shall have the right, without prior notice to the Seller, any such notice being expressly waived by the Seller to the extent permitted by applicable law, upon any amount becoming due and payable by the Seller hereunder to set-off and appropriate and apply against such amount any and all property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any Affiliate thereof to or for the credit or the account of the Seller.  The exercise of any such right of set-off shall be without prejudice to the Buyer’s right to recover any deficiency.  The Buyer shall provide the Seller with notice of the exercise of such set-off right within one (1) Business Day following the exercise thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first written above.

Addresses for Notice:		SELLER

Excel Mortgage Servicing, Inc.		Excel Mortgage Servicing, Inc.
19500 Jamboree Road
Irvine, CA 92612

Attn:	Ron Morrison	By:	/s/ Todd Taylor
Fax:		Name:	Todd Taylor
Email:	Ron.morrison@impaccompanies.com	Title:	CFO

Addresses for Notice:		SELLER

Excel Mortgage Servicing, Inc.		Excel Mortgage Servicing, Inc.
19500 Jamboree Road
Irvine, CA 92612

Attn:	Ron Morrison	By:	/s/ William Ashmore
Fax:		Name:	William Ashmore
Email:	Ron.morrison@impaccompanies.com	Title:	President

BUYER

ALLIANCE BANK OF ARIZONA,		ALLIANCE BANK OF ARIZONA,
A Division of Western Alliance Bank		A Division of Western Alliance Bank
2701 East Camelback Road, Suite 110
Phoenix, Arizona 85016

Attn:	Stephen R. Curley	By:	/s/ Stephen R. Curley
Fax:	602-778-0252	Name:	Stephen R. Curley
Email:	scurley@alliancebankofarizona.com	Title:	Senior Vice President

Schedule 1

TO

MASTER REPURCHASE AGREEMENT

BETWEEN

Excel Mortgage Servicing, Inc.

AND

Alliance Bank of Arizona, A Division of Western Alliance Bank

SCHEDULE OF REQUIRED MORTGAGE DOCUMENTS

FOR EACH MORTGAGE LOAN

The following documents are required prior to the purchase of each Mortgage Loan under the Agreement:

(a)                                  The original Mortgage Note, which shall be, at Buyer’s election, either (i) accompanied by an allonge endorsed in blank by the Seller and/or any other necessary party, or (ii) without any endorsement thereon, if Buyer has a valid power of attorney for and on behalf of the Seller authorizing Buyer to endorse such Mortgage Note for and on behalf of the Seller;

(b)                                 If the original Mortgage Note has not been executed at the time of purchase, then a copy of the Mortgage Note at the time of purchase with the original Mortgage Note to be delivered to Buyer within 5 Business Days after Purchase Date;

(c)                                  The original or a copy of the Mortgage, including all available Mortgage riders relating to the Mortgage Loan, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with the recording information indicated thereon.

(d)                                 Unless the Mortgage is registered on the MERS System, an original assignment of the Mortgage executed by the Seller in blank (except in Massachusetts, where assignments in blank are not acceptable) in recordable form.

(e)                                  If the Mortgage is registered on the MERS System and notes on its face a MIN, copy of evidence that the Seller has recorded Buyer as “Interim Funder” at time of funding.

(f)                                    Copy of the complete Fannie Mae Form 1003.

(g)                                 Copy of the first two (2) pages of an Appraisal for the Mortgaged Property;

(h)                                 Copy of Third Party Underwriter’s Certificate evidenced by one of the following:  (i) HUD Direct Endorsement Underwriting Certificate, (ii) Fannie Mae Desktop

Underwriter approval form, (iii) Freddie Mac Loan Prospector form, or (iv) third-party underwriting approval;

(i)                                     A copy of an original, executed Takeout Commitment.

(j)                                     if requested by Buyer, copies of verifications of deposit and employment;

(k)                                  the name, address, phone and facsimile number of the applicable escrow or closing agent, and the name of a contact person with such escrow or closing agent, and wiring instructions for delivery of a Purchase to such escrow or closing agent;

(l)                                     if requested by Buyer, an originally executed power of attorney appointing Buyer as the Seller’s agent for purposes of the endorsement or execution of any documents for the transfer or assignment of the Mortgage Loans;

(m)                               Copy of Insured Closing Protection Letter from the Title Insurance Company which will issue the Title Policy covering defects in title arising from the acts or omissions of the escrow or closing agent in the settlement process for the subject Mortgage Loan;

(n)                                 Copy of the HUD-1 Settlement Statement for each Mortgage Loan fully executed by Escrow Agent and the Borrower, certified as true and correct by the Escrow Agent;

(o)                                 Copy of a fully signed “Buydown Agreement” for each Mortgage Loan, if applicable, certified as true and correct by the Escrow Agent; and

(p)                                 Any other items reasonably requested by Buyer in its sole discretion.

BUYER RESERVES THE RIGHT TO REQUIRE COPIES OF ANY OF THE FOREGOING FOR REVIEW PRIOR TO MAKING ANY PURCHASE OF A SPECIFIC MORTGAGE LOAN.

Schedule 2

TO

MASTER REPURCHASE AGREEMENT

BETWEEN

Excel Mortgage Servicing, Inc.

AND

Alliance Bank of Arizona, A Division of Western Alliance Bank

APPROVED TAKEOUT INVESTORS

Astoria Federal S&L

Bank of America

Bank of Internet

Citi Mortgage

Fannie Mae

Flagstar Bank

Franklin American Mortgage Company

Freddie Mac

GMAC / Ally Bank

JP Morgan Chase

KeyPoint Credit Union

MetLife Home Loans

MSI: Mortgage Services

Penny Mac

PHH Mortgage

SunTrust Banks, Inc.

US Bank Home Mortgage

Wells Fargo Home Mortgage

AmeriHome

BUYER RESERVES THE RIGHT, AT ITS SOLE DISCRETION, TO ADD OR DELETE APPROVED INVESTORS FROM THIS SCHEDULE AT ANY TIME.

Schedule 3

TO

MASTER REPURCHASE AGREEMENT

BETWEEN

Excel Mortgage Servicing, Inc.

AND

Alliance Bank of Arizona, A Division of Western Alliance Bank

PRICING SCHEDULE

Effective Date 3/7/2011

1)              Transaction Fees.  With respect to this Agreement, the Seller shall pay to the Buyer each of the following amounts (“Transaction Fees”):

a)              Repurchase Facility Origination Fee:  $0.00

b)             Loan Purchase Fee: $75.00 for each Purchased Loan

c)              $50.00 a day will be assessed on any Purchased Loan with respect to which Buyer is not in receipt of the original Mortgage Note evidencing such Purchased Loan within five (5) Business Days of the Purchase Date.  This fee will be assessed daily until the original Mortgage Note evidencing such Purchased Loan is received by Buyer or the Purchased Loan is repurchased by the Seller.

2)              Pricing Rates:  With respect to any Purchased Loan, the following Pricing Rates shall apply:

a)              Purchased Loans repurchased by Seller within 30 days of its Purchase Date:  Prime Rate plus 1.50%

b)             Purchased Loans repurchased by Seller within 31-59 days of its Purchase Date:  Prime Rate plus 2.25%

c)              Purchased Loans repurchased by Seller within 60-90 days of its Purchase Date:  Prime Rate plus 4.50%

d)             Purchased Loans not repurchased by Seller within 91 days of its Purchase Date:  the lesser of (i) the Maximum Rate or (ii) Prime Rate plus 6.5%

3)              Minimum Pricing Rates:  With respect to any Purchased Loan the following are the Minimum Pricing Rates:

a)              Purchased Loans repurchased by Seller within 30 days of its Purchase Date:  4.75%

b)             Purchased Loans repurchased by Seller within 31-59 days of its Purchase Date:  5.50%

c)              Purchased Loans repurchased by Seller within 59-90 days of its Purchase Date:  7.75%

d)             Purchased Loans not repurchased by Seller within 91 days of its Purchase Date:  the lesser of (i) the Maximum Rate or (ii) 9.75%

4)              Sublimits, Purchase Price Percentage, Repurchase Date for Eligible Mortgage Loans:

Eligible Mortgage Loans	Definition	Repurchase Facility Sublimit	Purchase Price Percentage	Repurchase Date
Conforming Mortgage Loans*	Conforming mortgage loans are conventional one-to-four family residential, first lien mortgages that fully conform to all underwriting and documentation requirements of FNMA, FHLMC, or FHA/VA.	100% / No Limit	98%	30 Days from the applicable Purchase Date.

Conforming Non-Owner Occupied	Conforming mortgage loans on a property other than the mortgagor’s primary residence that conforms to all underwriting and documentation requirements of FNMA and FHLMC.	20%	95%	30 Days from the applicable Purchase Date.

Eligible Jumbo & Super Jumbo	Non-Conforming mortgage loans are standard mortgage loans secured by a one-to-four family residential, first lien mortgage but have a loan balance greater than $417,000; $729,750 in California. An approved investor commitment will be required before these loans are funded. The underlying loan can be no greater than $2MM and must have a minimum FICO of 700.	25%	95%	30 Days from the applicable Purchase Date..

FNMA Home Affordable Refinance Program	Maximum LTV on underlying loan of 100%. Loans must be underwritten by automated DU system or have approved investor commitment.	10%**	90%	45 days from the applicable Purchase Date.

Freddie Mac Relief Refinance Program	Maximum LTV of 100% on underlying loan. Loans must be underwritten by automated Loan Prospector system or have approved investor commitment.	10%**	90%	45 days from the applicable Purchase Date.

Eligible State Bond Loans	High LTV Eligible State Bond Program will be allowed up to a Maximum CLTV of 105%.	10%**	90%	60 days from the applicable Purchase Date.

** Combined Sublimit of 20% across all three product types.

Borrowers Initial:
Alliance Bank Initial:

Schedule 4

TO

MASTER REPURCHASE AGREEMENT

BETWEEN

Excel Mortgage Servicing, Inc.

AND

Alliance Bank of Arizona, A Division of Western Alliance Bank

FINANCIAL COVENANTS

1.               Tangible Net Worth.  The amount referenced in Section 7.11 of this Agreement is $5,000,000.00. Tangible Net Worth defined as Total Assets minus Mortgage Servicing Rights minus Due from Affiliates minus Total Liabilities.

2.               Leverage Ratio.  The Leverage Ratio referenced in Section 7.12 of this Agreement is 15 to 1.  Leverage Ratio defined as Total Liabilities (defined as total liabilities in accordance with GAAP) minus Subordinated Debt divided by the sum of Tangible Net Worth plus Subordinated Debt.

3.               Liquidity Percentage.  The percentage referenced in Section 7.13 of this Agreement is 30% of the Tangible Net Worth of the Seller.  Liquidity Percentage defined as Cash and Cash Equivalents divided by Tangible Net Worth.

4.               Minimum Liquidity.    The liquidity referenced in Section 7.14 of this agreement is $2,000,000.00. Liquidity is defined as Cash or Cash Equivalents that are not restricted or specifically pledged to another creditor.

5.               Minimum Profitability.  The amount referenced in Section 7.14 of this Agreement is $250,000.00 pre-tax net income per quarter.  Defined as Pre-Tax Net Earnings (calculated in accordance with GAAP) for the three calendar months ended on March 31, June 30, September 30 and December 31 of each year.

EXHIBIT A

TO

MASTER REPURCHASE AGREEMENT

BETWEEN

Excel Mortgage Servicing, Inc.

AND

Alliance Bank of Arizona, A Division of Western Alliance Bank

REQUEST FOR LOAN PURCHASE

THE BUYER:	DATE: , 20

THE SELLER:

This request is delivered pursuant to Section 3.01 of the Master Repurchase Agreement (as renewed, extended, amended, or restated, the “REPURCHASE AGREEMENT”) dated as of                               ,  20     between the Seller and the Buyer.  Terms defined in the Repurchase Agreement have the same meanings when used — unless otherwise defined — in this request.

The Seller requests that the Buyer purchase from the Seller on the terms set forth in the Repurchase Agreement, the Mortgage Loan below (the “Subject Loan”).  In that connection, the Seller hereby represents and warrants to the Buyer that no Default exists and all representation and warranties applicable to the Seller and the Subject Loan contained in the Repurchase Agreement are, as of the date hereof and as of the Purchase Date applicable to the Subject Loan, true and correct.  Upon the Buyer’s funding of the Purchase Price in accordance with the Repurchase Agreement, the Seller confirms its sale, transfer and assignment of the Subject Loan (and hereby sells, transfers and assigns the Subject Loan) in accordance with the terms of the Repurchase Agreement, including Section 3.04.  This assignment is made pursuant to and upon the representations; warranties and agreements on the part of the undersigned contained in the Repurchase Agreement and is governed by the Repurchase Agreement.

1.               Seller:

2.               Seller’s Loan No.:

3.               Property Description:

                         Property Address:

4.               Amount of Loan:

5.               Interest Rate:

6.               Dollar Amount of Bank’s Anticipated Wire:

7.               Percentage of Bank’s Purchase in Mortgage Loan:

8.               Borrower’s Name:

9.               Investor:

10.         Funding Request Date:

11.         Fax Attachments to                                      - Attn:                            ; Fax No. (      )

☐            Signed Request for Loan Purchase

☐            First 2 pages of Appraisal

☐            Investor Approval with Conditions

☐            Investor Rate Lock Confirmation

☐            Specific Closing Instructions (page 1 only)

☐            Final typed 1003 Loan Application

☐            Risk score page of credit report

☐            Insured Closing Letter

☐            Wire Instructions or Copy of Certified Check

12.         Comments:

                                                                                     , as Seller

By:

By:
Name:
Title:

EXHIBIT B
TO
MASTER REPURCHASE AGREEMENT
BETWEEN
Excel Mortgage Servicing, Inc.
AND
Alliance Bank of Arizona, A Division of Western Alliance Bank

SELLER’S REPURCHASE REQUEST

THE BUYER:	DATE: , 20

THE SELLER

This request is delivered under the Master Repurchase Agreement (as renewed, extended, amended, or restated, the “Repurchase Agreement”) dated as of                                 ,  20    , between the Seller and the Buyer.  Terms defined in the Repurchase Agreement have the same meanings when used — unless otherwise defined — in this request.

The Seller requests a repurchase of the Purchased Loans described in Annex I hereto, under Section 4.01 of the Repurchase Agreement to occur on                 .

The Seller certifies that as of the Requested Repurchase Date — after giving effect to the Requested Repurchase — (a) the representations and warranties of Seller in the Repurchase Agreement are true and correct in all material respects and (b) no Default has occurred and is continuing.

                                                                                        , as Seller

By:
Name:
Title:

EXHIBIT C
TO
MASTER REPURCHASE AGREEMENT
BETWEEN
Excel Mortgage Servicing, Inc.
AND
Alliance Bank of Arizona, A Division of Western Alliance Bank

BUYER’S REPURCHASE REQUEST

THE BUYER:	DATE: , 20

THE SELLER

This request is delivered under the Master Repurchase Agreement (as renewed, extended, amended, or restated, the “Repurchase Agreement”) dated as of                                       , 20    , between the Seller and the Buyer.  Terms defined in the Repurchase Agreement have the same meanings when used — unless otherwise defined — in this request.

The Buyer demands a repurchase of the Purchased Loans described in Annex I hereto (the “Subject Loan”), under Section 4.02 of the Repurchase Agreement, to occur on                 .

The Buyer certifies that the Seller is obligated to repurchase the Purchased Loans under Section 4.02 of the Repurchase Agreement.  Upon the Seller’s funding of the Repurchase Price in accordance with the Repurchase Agreement, the Buyer confirms its sale, transfer and assignment of the Subject Loan (and hereby sells, transfers and assigns the Subject Loan) in accordance with the terms of the Repurchase Agreement, including Section 4.03.  This sale, transfer and assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Repurchase Agreement and is governed by the Repurchase Agreement.

                                                                                          , as Buyer

By:
Name:
Title:

EXHIBIT D
TO
MASTER REPURCHASE AGREEMENT
BETWEEN
Excel Mortgage Servicing, Inc.
AND
Alliance Bank of Arizona, A Division of Western Alliance Bank

EXHIBIT E
TO
MASTER REPURCHASE AGREEMENT
BETWEEN
Excel Mortgage Servicing, Inc.
AND
Alliance Bank of Arizona, A Division of Western Alliance Bank

EXHIBIT F
TO
MASTER REPURCHASE AGREEMENT
BETWEEN
Excel Mortgage Servicing, Inc.
AND
Alliance Bank of Arizona, A Division of Western Alliance Bank

SPECIAL POWER OF ATTORNEY

EXCEL MORTGAGE SERVICING, INC (“Seller”) has entered into that certain Master Repurchase Agreement dated as of March 30th, 2011 as the same may be amended or supplemented from time to time (the “Repurchase Agreement”), by and between Seller and Alliance Bank of Arizona, A Division of Western Alliance Bank (“Alliance Bank”).  All capitalized terms not defined herein shall have the meanings given them in the Repurchase Agreement.

Seller hereby irrevocably constitutes and appoints Alliance Bank and any officer or agent thereof, with full power of substitution, at any time following the occurrence and during the continuance of an Event of Default under the Repurchase Agreement, as its true and lawful attorney-in-fact (“Attorney in Fact”) with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, exercisable by the Attorney in Fact in each case, for the purpose of carrying out the terms of the Repurchase Agreement, including without limitation, to take any and all appropriate action and execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of the Repurchase Agreement, to file such financing statement or statements relating to the Mortgage Loans as Attorney in Fact at its option may deem appropriate, and, without limiting the generality of the foregoing, Seller hereby gives Attorney in Fact the power and right, on behalf of Seller, without assent by, but with notice to, Seller, to do the following:

(i)                                     in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Mortgage Loans and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Attorney in Fact for the purpose of collecting any and all such moneys due with respect to any other Mortgage Loans whenever payable;

(ii)                                  to pay or discharge taxes and Liens levied or placed on or against the Mortgage Loans;

(iii)                               to execute, in connection with any sale of Mortgage Loans, any endorsements, assignments or other instruments of conveyance or transfer;

(iv)                              (A) to direct any party liable for any payment under any Mortgage Loans to make payment of any and all moneys due or to become due thereunder directly to Attorney in Fact or as Attorney in Fact shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Mortgage Loans; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Mortgage Loans; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Mortgage Loans or any proceeds thereof and to enforce any other right in respect of any Mortgage Loans; (E) to defend any suit, action or proceeding brought against Seller with respect to any Mortgage Loans; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Attorney in Fact may deem appropriate; (G) to send “goodbye” and “hello” letters on Seller’s or Subservicer’s behalf, and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Mortgage Loans as fully and completely as though Attorney in Fact were the absolute owner thereof for all purposes, and to do, at Attorney in Fact’s option and Seller’s expense, at any time, and from time to time, all acts and things which Attorney in Fact deems necessary to protect, preserve or realize upon the Mortgage Loans and Attorney in Fact’s interests therein and to effect the intent of the Repurchase Agreement, all as fully and effectively as Seller might do.

For value received, receipt of which is hereby acknowledged, Seller has sold and transferred, and will sell and transfer, to Alliance Bank certain Mortgage Loans pursuant to the Repurchase Agreement  and by such transactions that this Special Power of Attorney be coupled with an interest, and Seller does hereby make and declare this Special Power of Attorney to be irrevocable by Seller or otherwise, renouncing all right to revoke this Special Power of Attorney or to appoint any other person to perform any of the acts enumerated herein.

Seller does hereby ratify and confirm that the Attorney-in-Fact may exercise any power or authority granted hereunder, irrespective of whether or not a Default has occurred under the Repurchase Agreement. The rights and powers of Attorney-in-Fact hereunder are cumulative of all other rights, remedies, and recourse of Alliance Bank under the Repurchase Agreement.

The powers conferred on Attorney in Fact hereunder are solely to protect Attorney in Fact’s interests in the Mortgage Loans and shall not impose any duty upon it to exercise any such powers.  Attorney in Fact shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.  Seller hereby covenants and agrees that it will indemnify, defend, and hold harmless the Attorney-in-Fact and its officers acting hereunder from and against any and all claims, demands, or causes of action, in any way associated with or related to the acts performed under this Limited Power of Attorney, including, but not limited to, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever resulting, in whole or part, from its or their own negligence or strict liability. For purposes of A.R.S. § 14-5501.E, Seller acknowledges that the power of attorney forms a part of a contract (being this Agreement) and is security for money or for the performance of a valuable act.  Buyer hereby discloses that it may exercise the power of attorney for Buyer ‘s benefit, and such authority need not be exercised for Seller’s best interest. Seller hereby separately initials this provision pursuant to A.R.S. § 14-5506.B.

Seller’s Initials:	Witness Initials:

Name:

On behalf of Seller
Name:

IN WITNESS WHEREOF, this instrument is executed by Seller on this 30th day of March, 2011.

SELLER:

,

a

By:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this        day of                       , 2011, by,                               ,                               of                               , a                               , on behalf of said                               .

[SEAL]	Notary Public in and for the State of

ACKNOWLEDGED BY
ATTORNEY-IN-FACT:

Alliance Bank of Arizona, A Division of Western Alliance Bank

By:
Name:	Elizabeth L. Mix
Title:	Warehouse Lending Operations Manager

EXECUTION COPY

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (herein so called) dated as of March 30, 2011 is executed by Integrated Real Estate Services Corporation, a California corporation, including any of its successors and assigns (“Guarantor”), for the benefit of ALLIANCE BANK OF ARIZONA, A DIVISION OF WESTERN ALLIANCE BANK (the “Buyer”) in connection with and as a condition to the effectiveness of that certain Master Repurchase Agreement (as the same may be amended or otherwise modified, herein the “Repurchase Agreement”) dated as of even date herewith between Buyer and Excel Mortgage Servicing, Inc. (“Seller”). Capitalized terms which are used herein but are not otherwise defined herein, shall have the meanings set forth in the Repurchase Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor, hereby irrevocably and unconditionally guarantees to Buyer the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

1.               The term “Guaranteed Indebtedness”, as used herein means all obligations, indebtedness, and liabilities of Seller to Buyer, now existing or hereafter arising under or in connection with the Repurchase Agreement or any other Transaction Document, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all extensions, renewals, and modifications thereof, including, without limitation, the obligations, indebtedness, and liabilities of Seller to make payments under Sections 7.03 (Transfer Taxes), 8.02 (Payments on Purchased Loans), 11.09 (Expenses) and 11.10 (Indemnity) and to repurchase Purchased Loans under Sections 4.01 (Optional Repurchase of Purchased Loans), 4.02 (Mandatory Repurchase of Purchased Loans). The term “Guaranteed Indebtedness” shall include any and all post petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law. It is anticipated that fluctuations may occur in the aggregate amount of the Guaranteed Indebtedness covered by this Guaranty, and Guarantor specifically acknowledges and agrees that reductions in the amount of the Guaranteed Indebtedness, even to zero dollars, shall not constitute a termination of this Guaranty. This Guaranty is binding upon the Guarantor and Guarantor’s successors and assigns so long as any of the Guaranteed Indebtedness remains unpaid and even though the Guaranteed Indebtedness may from time to time be zero dollars.

2.               This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Seller may have against Buyer or any other party, or which Guarantor may have against Seller, Buyer, or any other party, other than payment in full of the

Guaranteed Indebtedness, shall be available to, or shall be asserted by, Guarantor against Buyer or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof. Each Guarantor (if more than one) is and shall be jointly and severally liable for the payment and performance of the Guaranteed Indebtedness, as set forth in this Guaranty Agreement, as a primary obligor.

3.             If Guarantor becomes liable for any indebtedness owing by Seller to Buyer by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Buyer hereunder shall be cumulative of any and all other rights that Buyer may ever have against Guarantor. The exercise by Buyer of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

4.             In the event of default by Seller in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Buyer without notice or demand in lawful money of the United States of America and it shall not be necessary for Buyer, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Seller or others liable on such Guaranteed Indebtedness, or to enforce any rights against or with respect to any Purchased Loan. In the event such payment is made by Guarantor, then Guarantor shall be subrogated to the rights then held by Buyer with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by Guarantor and, in addition, upon payment by Guarantor of any sums to Buyer hereunder, all rights of Guarantor against Seller or with respect to any Purchased Loan for which such payment had been made arising by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness.

5.             If acceleration of the time for payment of any amount payable by Seller under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Seller, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by Buyer.

6.             Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any Purchased Loans; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability

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of Seller, or the dissolution, insolvency, or bankruptcy of Seller, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Buyer to Seller, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Buyer to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any Purchased Loan or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness, any Purchased Loan or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness or any Purchased Loan; (h) any payment by Seller or any other party to Buyer is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Buyer is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any Purchased Loan or any collateral securing any or all of the Guaranteed Indebtedness; (1) the failure of Buyer to sell any Purchased Loan or any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Seller; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Seller or Guarantor, other than payment of the Guaranteed Indebtedness in full..

Guarantor waives any and all rights or defenses based on suretyship or impairment of collateral including, but not limited to, any rights or defenses arising by reason of any “one action” or “anti-deficiency” law or any other law which may prevent Buyer from bringing any action, including a claim for deficiency, against Guarantor, before or after Buyer’s commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale. Guarantor expressly waives, to the extent permitted by Arizona law, all of Guarantor’s rights under sections 12-1641 through 12-1646 inclusive, 44-142 of the Arizona Revised Statutes, and Rule 17(f) of the Arizona Rules of Civil Procedure, as now enacted or hereafter modified, amended or replaced.

7.             Guarantor represents and warrants to Buyer as follows:

(a)           Guarantor has the power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights and to general equitable principles.

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(b)           The execution, delivery, and performance by Guarantor of this Guaranty Agreement do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or its properties is bound.

(c)           No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof.

(d)           The value of the consideration received and to be received by Guarantor as a result of Buyer entering into the Repurchase Agreement with the Seller and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation and such extensions of credit have benefited or may reasonably be expected to benefit Guarantor directly or indirectly.

(e)           Guarantor has, independently and without reliance upon Buyer and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty Agreement.

(f)            Guarantor has adequate means to obtain from Seller on a continuing basis information concerning the financial condition and assets of Seller and Guarantor is not relying upon Buyer to provide (and Buyer shall have no duty to provide) any such information to Guarantor either now or in the future.

(g)           No reports, financial statements, certificates or other information furnished by or on behalf of Guarantor to Buyer in connection with this Guaranty Agreement or any other Transaction Document or delivered hereunder or thereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

8.             Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or the Repurchase Agreement is in effect:

(a)           Guarantor will furnish to Buyer, upon request: (i) a copy of the Guarantor’s most recent financial statements (including a balance sheet, cash flow statement and statement of contingent liabilities) and (ii) a certificate of Guarantor to Buyer disclosing and certifying as to all material adverse changes in Guarantor’s debt or net worth or otherwise certifying that there has been no material change in Guarantor’s debt or net worth since the previous financial statement delivered to Buyer(provided that Buyer agrees in writing to maintain all such information that is non-public confidential).

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(b)           Guarantor will furnish promptly to Buyer such additional information concerning Guarantor as Buyer may reasonably request.

(c)           Guarantor will obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations or otherwise in connection with the execution, delivery and performance of this Guaranty Agreement and will promptly furnish copies thereof to Buyer.

9.             Buyer shall have the right to set off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Buyer to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Buyer shall have made any demand under this Guaranty Agreement. As security for this Guaranty Agreement and the Guaranteed Indebtedness, Guarantor hereby grants Buyer a security interest in all money, instruments, certificates of deposit, and other property of Guarantor now or hereafter held by Buyer, including, without limitation, property held in safekeeping. The rights and remedies of Buyer hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Buyer may have.

10.           Guarantor hereby agrees that the Subordinated Indebtedness shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Seller or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash; except that prior to the occurrence and continuance of an Event of Default, the Guarantor shall have the right to receive payments on the Subordinated Indebtedness. After the occurrence and during the continuance of an Event of Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of the Seller or received, accepted, retained or applied by the Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash. If any sums shall be paid to Guarantor by the Seller or any other party on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by the Guarantor for the benefit of the Buyer and shall forthwith be paid to the Buyer without affecting the liability of the Guarantor under this Guaranty Agreement and may be applied by the Buyer against the Guaranteed Indebtedness in such order and manner as Buyer may determine in its sole discretion. Upon the request of Buyer, Guarantor shall execute, deliver, and endorse to Buyer such documents and instruments as Buyer may reasonably request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty Agreement, the term “Subordinated Indebtedness” means all indebtedness and other monetary obligations of Seller to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or whether the obligations of Seller thereon are direct, indirect, contingent, primary, secondary, several,

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joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the party or parties in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

11.           Guarantor agrees that any and all liens, security interests, judgment liens, charges, or other encumbrances upon Seller’s assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all liens, security interests, judgment liens, charges, or other encumbrances upon Seller’s assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such encumbrances in favor of Guarantor or Buyer presently exist or are hereafter created or attached. Without the prior written consent of Buyer, Guarantor shall not (i) file suit against Seller or exercise or enforce any other creditor’s right it may have against Seller, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, security interests, collateral rights, judgments or other encumbrances held by Guarantor on assets of Seller.

12.           In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving Seller as debtor, Buyer shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness. Buyer may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in such order and manner as Buyer may determine in its sole discretion.

13.           Guarantor agrees that all promissory notes or other similar evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

14.           No amendment or waiver of any provision of this Guaranty Agreement nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Buyer. No failure on the part of Buyer to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

15.           Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Seller or others (including Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of Guarantor against Buyer shall have commenced to run, toll the running of such statute of

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limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

16.           This Guaranty Agreement is for the benefit of Buyer and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor’s successors and assigns. It is not necessary for Buyer to inquire into the powers of Borrower or Guarantor or of the officers, directors, or other agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

17.           Guarantor recognizes that Buyer is relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making extensions of credit to Seller and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to Buyer in making extensions of credit to Seller. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

18.           This Guaranty Agreement is executed and delivered as an incident to a lending transaction negotiated, consummated, and performable in Maricopa County, Arizona, and shall be governed by and construed in accordance with the laws of the State of Arizona.

19.           Guarantor shall pay on demand all attorneys’ fees and all other costs and expenses incurred by Buyer in connection with the preparation, administration, enforcement, or collection of this Guaranty Agreement.

20.           Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Seller of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

21.           Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor or by depositing the same in the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the address shown below or to such other address as the intended recipient may have specified in a prior written notice received by the sender (and if so given, shall be deemed given when mailed).

22.           Each Transaction Document, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that the Buyer may exercise any and all rights granted to it under any Transaction Document without affecting the validity or enforceability of this Guaranty Agreement.

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23.           THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND BUYER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY GUARANTOR AND BUYER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND BUYER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND BUYER.

24.           TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF BUYER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

EXECUTED as of the date first written above.

GUARANTOR:

Integrated Real Estate Service Corporation, a Maryland corporation

By:	/s/ Todd Taylor
Name:	Todd Taylor
Title:	CFO

Address:	19500 Jamboree Road
Irvine, CA 92612

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ELECTRONIC TRACKING AGREEMENT

WAREHOUSE LENDER

Member Org# 1009641

THIS ELECTRONIC TRACKING AGREEMENT dated as of March 16, 2011 (this “Agreement”) among Alliance Bank of Arizona, a Division of Western Alliance Bank (“Lender”), MERSCORP, Inc. (“Electronic Agent”), Mortgage Electronic Registration Systems, Inc. (“MERS”) and Excel Mortgage Servicing, Inc. (“Borrower”).

WHEREAS, the Lender has agreed to extend a line of credit to the Borrower for the purpose of the Borrower lending money to potential homeowners for mortgage loans (the “Mortgage Loans”) pursuant to the terms and conditions of a Mortgage Warehouse Loan and Security Agreement dated as of March 7, 2011 between the Lender and Borrower, as amended from time to time (the “Master Repurchase Agreement”).

WHEREAS, the Borrower is obligated to pledge the Mortgage Loans to the Lender and also to service the Mortgage Loans pursuant to the terms and conditions of the Master Repurchase Agreement and to complete all actions necessary to cause the issuance and delivery to the Lender of the Mortgage Notes (the “Mortgage Notes”), and

WHEREAS, the Lender and the Borrower desire to have certain Mortgage Loans registered on the MERS® System (defined below) such that the mortgagee of record under each Mortgage (defined below) shall be identified as MERS;

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.                                      Definitions.

Capitalized terms used in this Agreement shall have the meanings ascribed to them below.

“Affected Loans” shall have the meaning assigned to such term in Section 4(b).

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related mortgaged property is located to effect the assignment of the Mortgage upon recordation.

“Event of Default” shall mean a default that is not cured within the applicable grace period as defined in the Master Repurchase Agreement.

“MERS Procedures Manual” shall mean the MERS Procedures Manual attached as Exhibit B hereto, as it may be amended from time to time.

“MERS Designated Mortgage Loan” shall have the meaning assigned to such term in Section 3.

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“MERS® System” shall mean the Electronic Agent’s mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

“Mortgage” shall mean a lien, mortgage or deed of trust securing a Mortgage Note.

“Mortgage Loan” shall mean each mortgage loan that is pledged by Borrower to Lender.

“Mortgage Loan Documents” shall mean the originals of the Mortgage Notes and other documents and instruments.

“Mortgage Note” shall mean a promissory note or other evidence of indebtedness of the obligor thereunder, representing a Mortgage Loan, and secured by the related Mortgage.

“Mortgagor” shall mean the obligor on a Mortgage Note.

“Notice of Default” shall mean a notice from the Lender that an Event of Default has occurred and is continuing.

“Opinion of Counsel” shall mean a written opinion of counsel in form and substance reasonably acceptable to the Lender.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

2.                                      Appointment of the Electronic Agent.

(a)                    The Lender and the Borrower, by execution and delivery of this Agreement, each does hereby appoint MERSCORP, Inc. as the Electronic Agent, subject to the terms of this Agreement, to perform the obligations set forth herein.

(b)                   MERSCORP, Inc., by execution and delivery of this Agreement, does hereby (i) agree with the Lender and the Borrower subject to the terms of this Agreement to perform the services set forth herein, and (ii) accepts its appointment as the Electronic Agent.

3.                                      Designation of MERS as Mortgagee of Record; Designation of Investor and Servicer of Record in MERS.

The Borrower represents and warrants that (a) it has designated or shall designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Borrower, with respect to the pledged Mortgage Loans in accordance with the MERS Procedures Manual and (b) it has designated or will promptly designate itself as the servicer or subservicer in the MERS® System for each such pledged Mortgage Loan (each pledged Mortgage Loan, so designated is a “MERS Designated Mortgage Loan”), and has designated or will promptly designate the Lender as the interim funder on the MERS® System with respect to each MERS Designated Mortgage Loan.

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4.                                      Obligations of the Electronic Agent

(a)                    The Electronic Agent shall ensure that MERS, as the mortgagee of record under each MERS Designated Mortgage Loan, shall promptly forward all properly identified notices MERS receives in such capacity to the person or persons identified in the MERS® System as the servicer or if a subservicer is identified in the MERS® System, the subservicer for such MERS Designated Mortgage Loan.

(b)                   Upon receipt of a Notice of Default, in the form of Exhibit C, from the Lender in which the Lender shall identify the MERS Designated Mortgage Loans with respect to which the Borrower’s right to act as servicer or subservicer thereof has been terminated by the Lender (the “Affected Loans”), the Electronic Agent shall modify the investor fields and/or servicer fields to reflect the investor and/or servicer on the MERS® System as the Lender or the Lender’s designee with respect to such Affected Loans. Following such Notice of Default, the Electronic Agent shall follow the instructions of the Lender with respect to the Affected Loans without further consent of the Borrower, and shall deliver to the Lender any documents and/or information (to the extent such documents or information are in the possession or control of the Electronic Agent) with respect to the Affected Loans requested by the Lender.

(c)                    Upon the Lender’s request and instructions, and at the Borrower’s sole cost and expense, the Electronic Agent shall deliver to the Lender or the Lender’s designee, an Assignment of Mortgage from MERS, in blank, in recordable form but unrecorded with respect to each Affected Loan; provided however, that the Electronic Agent shall not be required to comply with the foregoing unless the costs of doing so shall be paid by the Borrower or a third party.

(d)                   The Electronic Agent shall promptly notify the Lender if it has actual knowledge that any mortgage, pledge, lien, security interest or other charge or encumbrance exists with respect to any of the Mortgage Loans. Upon the reasonable request of the Lender, the Electronic Agent shall review the field designated “interim funder” and shall notify the Lender if any Person (other than the Lender) is identified in the field designated “interim funder”.

(e)                    In the event that (i) the Borrower, the Electronic Agent or MERS shall be served by a third party with any type of levy, attachment, writ or court order with respect to any MERS Designated Mortgage Loan or (ii) a third party shall institute any court proceeding by which any MERS Designated Mortgage Loan shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the Electronic Agent shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings.

(f)                      Upon the request of the Lender, the Electronic Agent shall run a query with respect to any and all specified fields with respect to any or all of the MERS Designated Mortgage Loans and, if requested by the Lender, shall change the information in such fields in accordance with the Lender’s instructions.

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(g)                   MERS, as mortgagee of record for the MERS Designated Mortgage Loans, shall take all such actions as may be required by a mortgagee in connection with servicing the MERS Designated Mortgage Loans at the request of the applicable servicer identified on the MERS® System, including, but not limited to, executing and/or recording, any modification, waiver, subordination agreement, instrument of satisfaction or cancellation, partial or full release, discharge or any other comparable instruments, at the sole cost and expense of the Borrower.

(h)                   MERS shall cause certain officers of the Lender to be appointed officers of MERS with respect to the MERS Designated Mortgage Loans, with the power to wield all of the powers specified in the form of corporate resolution used to appoint such officer attached hereto as Exhibit D.

5.                                      Access to Information.

Upon the Lender’s request, the Electronic Agent shall furnish the Lender or its auditors information in its possession with respect to the MERS Designated Mortgage Loans and shall permit them to inspect the Electronic Agent’s and MERS’ records relating to the MERS Designated Mortgage Loans at all reasonable times during regular business hours.

6.                                      Representations of the Electronic Agent and MERS.

The Electronic Agent and MERS hereby represent and warrant as of the date hereof that:

(a)                    each of the Electronic Agent and MERS has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b)                   no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(c)                    this Agreement has been duly executed and delivered on behalf of the Electronic Agent and MERS and constitutes a legal, valid and binding obligation of the Electronic Agent and MERS enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d)                   the Electronic Agent and MERS will maintain at all times insurance policies for fidelity and errors and omissions in amounts of at least three million dollars ($3,000,000) and five million dollars ($5,000,000) respectively, and a certificate and policy of the insurer shall be furnished to the Lender upon request and shall contain a statement of the insurer that such insurance will not be terminated prior to 30 days’ written notice to the Lender.

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7.                                      Covenants of MERS.

(a)                    MERS shall (a) not incur any indebtedness other than in the ordinary course of its business, (b) not engage in any dissolution, liquidation, consolidation, merger or sale of assets, (c) not engage in any business activity in which it is not currently engaged, (d) not take any action that might cause MERS to become insolvent, (e) not form, or cause to be formed, any subsidiaries, (f) maintain books and records separate from any other person or entity, (g) maintain its bank accounts separate from any other person or entity, (11) not commingle its assets with those of any other person or entity and hold all of its assets in its own name, (i) conduct its own business in its own name, (j) pay its own liabilities and expenses only out of its own funds, (k) observe all corporate formalities, (I) enter into transactions with affiliates only if each such transaction is intrinsically fair, commercially reasonable, and on the same terms as would be available in an arm’s length transaction with a person or entity that is not an affiliate, (m) pay the salaries of its own employees from its own funds, (n) maintain a sufficient number of employees in light of its contemplated business operations, (o) not guarantee or become obligated for the debts of any other entity or person, (p) not hold out its credit as being available to satisfy the obligation of any other person or entity, (q) not acquire the obligations or securities of its affiliates or owners, including partners, members or shareholders, as appropriate, (r) not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity (except for cash and investment-grade securities), (s) allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of any affiliate, (t) use separate stationery, invoices, and checks bearing its own name, (u) not pledge its assets for the benefit of any other person or entity, (v) hold itself out as a separate identity, (w) correct any known misunderstanding regarding its separate identity, (x) not identify itself as a division of any other person or entity, and (y) maintain adequate capital in light of its contemplated business operations.

(b)                   MERS agrees that in no event shall MERS’ status as mortgagee of record with respect to any MERS Designated Mortgage Loan confer upon MERS any rights or obligations as an owner of any MERS Designated Mortgage Loan or the servicing rights related thereto, and MERS will not exercise such rights unless directed to do so by the Lender.

8.                                      Covenants of Borrower.

(a)                    The Borrower covenants and agrees with the Lender that with respect to each MERS Designated Mortgage Loan, it will not identify any party except the Lender in the field “interim funder” on the MERS® System.

(b)                   Borrower will provide the Lender with MERS Identification Numbers for each MERS Designated Mortgage Loan that the Lender has extended credit on for which MERS is the mortgagee of record.

9.                                      No Adverse Interest of the Electronic Agent or MERS.

By execution of this Agreement, the Electronic Agent and MERS each represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse

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interest, by way of security or otherwise, in any MERS Designated Mortgage Loan. The MERS Designated Mortgage Loans shall not be subject to any security interest, lien or right to set-off by the Electronic Agent, MERS, or any third party claiming through the Electronic Agent or MERS, and neither the Electronic Agent nor MERS shall pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the MERS Designated Mortgage Loans.

10.                               Indemnification of the Lender.

The Electronic Agent agrees to indemnify and hold the Lender and its designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable attorneys’ fees, that the Lender may sustain arising out of any breach by the Electronic Agent of this Agreement, the Electronic Agent’s negligence, had faith or willful misconduct, its failure to comply with the Lender’s instructions hereunder or to the extent caused by delays or failures arising out of the inability of the Lender or the Electronic Agent to access information on the MERS® System. The foregoing indemnification shall survive any termination or assignment of this Agreement.

11.                               Reliance of the Electronic Agent.

(a)                    In the absence of bad faith on the part of the Electronic Agent, the Electronic Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate or other document furnished to the Electronic Agent, reasonably believed by the Electronic Agent to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement.

(b)                   Notwithstanding any contrary information which may be delivered to the Electronic Agent by the Borrower, the Electronic Agent may conclusively rely on any information or Notice of Default delivered by the Lender, and the Borrower shall indemnify and hold the Electronic Agent harmless for any and all claims asserted against it for any actions taken in good faith by the Electronic Agent in connection with the delivery of such information or Notice of Default.

12.                               Fees.

It is understood that the Electronic Agent or its successor will charge such fees and expenses for its services hereunder as set forth in a separate agreement between the Electronic Agent and the Borrower. The Electronic Agent shall give prompt written notice of any disciplinary action instituted with respect to the Borrower’s failure to pay any fees required in connection with its use of the MERS® System, and will give written notice at least thirty (30) days prior to any revocation of the Borrower’s membership in the MERS® System.

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13.                          Resignation of the Electronic Agent; Termination.

(a)                    The Lender has entered into this Agreement with the Electronic Agent and MERS in reliance upon the independent status of the Electronic Agent and MERS, and the representations as to the adequacy of their facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Neither the Electronic Agent nor MERS shall assign this Agreement or the responsibilities hereunder or delegate their rights or duties hereunder (except as expressly disclosed in writing to, and approved by, the Lender) or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without providing the Lender with at least 60 days’ prior written notice thereof.

(b)                   Neither the Electronic Agent nor MERS shall resign from the obligations and duties hereby imposed on them except by mutual consent of the Electronic Agent, MERS and the Lender, or upon the determination that the duties of the Electronic Agent and MERS hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Electronic Agent and MERS. Any such determination permitting the resignation of the Electronic Agent and MERS shall be evidenced by an Opinion of Counsel to such effect delivered to the Lender which Opinion of Counsel shall be in form and substance acceptable to the Lender. No such resignation shall become effective until the Electronic Agent and MERS have delivered to the Lender all of the Assignments of Mortgage, in blank, in recordable form but unrecorded for each MERS Designated Mortgage Loan identified by the Lender as collateralized by the Lender.

14.                               Removal of the Electronic Agent.

(a)                    The Lender, with or without cause, may remove and discharge the Electronic Agent and MERS from the performance of its duties under this Agreement with respect to some or all of the MERS Designated Mortgage Loans by written notice from the Lender to the Electronic Agent and the Borrower.

(b)                   In the event of termination of this Agreement, at the Borrower’s sole cost and expense, the Electronic Agent shall follow the instructions of the Lender for the disposition of the documents in its possession pursuant to this Agreement, and deliver to the Lender an Assignment of Mortgage, in blank, in recordable form but unrecorded for each MERS Designated Mortgage Loan identified by the Lender as collateralized by the Lender. Notwithstanding the foregoing, in the event that the Lender terminates this Agreement with respect to some, but not all, of the MERS Designated Mortgage Loans, this Agreement shall remain in full force and effect with respect to any MERS Designated Mortgage Loans for which this Agreement is not terminated hereunder.                                     Notwithstanding any termination of this Agreement, the provisions of Sections 10 shall survive any termination.

15.                               Notices.

All written communications hereunder shall be delivered, via facsimile or by overnight courier, to the Electronic Agent and/or the Lender and/or the Borrower as indicated on the signature page hereto, or at such other address as designated by such party in a written notice to the other parties. All such communications shall be deemed to have been duly given when

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transmitted by facsimile, or in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

16.                               Term of Agreement.

(a)                    This Agreement shall continue to be in effect until terminated by either the Lender or the Electronic Agent sending written notice to the other parties of this Agreement at least thirty (30) days prior to said termination.

(b)                   Upon the termination of this Agreement by the Electronic Agent, the Electronic Agent shall, at the Electronic Agent’s sole cost and expense, execute and deliver to the Lender or its designee an Assignment of Mortgage with respect to each MERS Designated Mortgage Loan identified by the Lender, in blank, in recordable form but unrecorded. In the event that this Agreement is terminated by the Lender without cause, the duties of the Electronic Agent in the preceding sentence shall be at the sole cost and expense of the Borrower. In addition, the Lender and the Electronic Agent may, at the sole option of the Lender, enter into a separate agreement which shall be mutually acceptable to the parties with respect to any or all of the MERS Designated Mortgage Loans with respect to which this Agreement is terminated.

17.                               Authorizations.

Any of the persons whose signatures and titles appear on Exhibit A hereto are authorized, acting singly, to act for the Lender, the Borrower or the Electronic Agent, as the case may be, under this Agreement. The parties may change the information on Exhibit A hereto from time to time but each of the parties shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

18.                               Amendments.

This Agreement may be amended from time to time only by written agreement of the Lender, the Borrower and the Electronic Agent.

19.                               Severability.

If any provision of this Agreement is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision, and this Agreement shall be enforced to the fullest extent required by law.

20.                               Binding Effect.

This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

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21.                               Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF VIRGINIA.

THE LENDER, THE BORROWER, THE ELECTRONIC AGENT AND MERS EACH IRREVOCABLY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF THE COMMONWEALTH OF VIRGINIA, OR IN THE U.S. DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT EXPRESSLY AND IRREVOCABLY ASSENT AND SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING.

22.                               Waiver of Jury Trial.

THE LENDER, THE BORROWER, THE ELECTRONIC AGENT AND MERS EACH IRREVOCABLY AGREES TO WAIVE ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING AGAINST IT ARISING OUT OF, OR RELATED IN ANY MANNER TO, THIS AGREEMENT OR ANY RELATED AGREEMENT.

23.                               Execution.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

24.                               Cumulative Rights.

The rights, powers and remedies of the Electronic Agent, MERS, the Borrower and the Lender under this Agreement shall be in addition to all rights, powers and remedies given to the Electronic Agent, MERS, the Borrower and the Lender by virtue of any statute or rule of law, or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Lender’s rights in the Mortgage Loans.

25.                               Status of Electronic Agent.

Nothing herein contained shall be deemed or construed to create a partnership, joint venture between the parties hereto and the services of the Electronic Agent and MERS shall be rendered as independent contractors for the Lender and the Borrower. Other than the obligations of the Electronic Agent and MERS expressly set forth herein, the Electronic Agent and MERS shall have no power or authority to act as agent for the Lender or the Borrower pursuant to any grant of authority made under or pursuant to this Agreement.

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[SIGNATURE PAGE FOLLOWS]

10

IN WITNESS WHEREOF, the Lender, the Borrower, the Electronic Agent and MFRS have duly executed this Agreement as of the date first above written.

Excel Mortgage Servicing, Inc. as Borrower

By:	/s/ Todd Taylor
Name: Todd Taylor
Title: CFO

Address for Notices:
19500 Jamboree Rd.
Irvine, CA 92612
Attention: Ron Morrison
Telecopier No.:
Telephone No.: 949.475.3942

Alliance Bank of Arizona, a Division of Western Alliance Bank
as Lender

By:	/s/ Steve Curley
Name: Steve Curley
Title: SVP, Specially Lending

Address for Notices:
Alliance Bank of Arizona
2701 East Camelback Road Suite 110
Phoenix, AZ 85016

Attention: Elizabeth Mix
Telecopier No.: 602-797-0386
Telephone No.: 602-797-3655
emix@alliancebankofarizona. com

11

MERSCORP, INC., as Electronic Agent

By:
Name:
Title:

Address for Notices:
1818 Library Street, Suite 300
Reston, Virginia 20190
Attn: Sharon McGann Horstkamp, Esq.
Telecopier No.: 703-748-0183
Telephone No.: 703-761-1270

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC.,

By:
Name:
Title:

Address for Notices:
1818 Library Street, Suite 300
Reston, Virginia 20190
Attn: Sharon McGann Horstkamp, Esq.
Telecopier No.: 703-748-0183
Telephone No.: 703-761-1270

12

EXHIBIT A

LIST OF AUTHORIZED PERSONS

LENDER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Lender under this Agreement:

By:	/s/ Steve Curley	By:	/s/ Elizabeth Mix	By:	/s/ Amanda Heagy

Name: Steve Curley		Name: Elizabeth Mix		Name: Amanda Heagy

Title: Senior Vice President		Title: Warehouse Lending Operations Manager		Title: Collateral Funding Coordinator II

ELECTRONIC AGENT AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Electronic Agent under this Agreement:

By:	By:	By:

Name:	Name:	Name:

Title:	Title:	Title:

MERS AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for MERS under this Agreement:

By:	By:	By:

Name:	Name:	Name:

Title:	Title:	Title:

13

BORROWER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Borrower under this Agreement:

By:	/s/ Ercan Ozbek	By:	/s/ Linda Sepulveda	By:	/s/ Kathy Hancock

Name:	Ercan Ozbek	Name:	Linda Sepulveda	Name:	Kathy Hancock

Title:	Mgr.	Title:	VP	Title:	VP

14

EXECUTION COPY

SPECIAL POWER OF ATTORNEY

EXCEL MORTGAGE SERVICING, INC (“Seller”) has entered into that certain Master Repurchase Agreement dated as of March 30th, 2011 as the same may be amended or supplemented from time to time (the “Repurchase Agreement”), by and between Seller and Alliance Bank of Arizona, A Division of Western Alliance Bank (“Alliance Bank”). All capitalized terms not defined herein shall have the meanings given them in the Repurchase Agreement.

Seller hereby irrevocably constitutes and appoints Alliance Bank and any officer or agent thereof, with full power of substitution, at any time following the occurrence and during the continuance of an Event of Default under the Repurchase Agreement, as its true and lawful attorney-in-fact (“Attorney in Fact”) with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, exercisable by the Attorney in Fact in each case, for the purpose of carrying out the terms of the Repurchase Agreement, including without limitation, to take any and all appropriate action and execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of the Repurchase Agreement, to file such financing statement or statements relating to the Mortgage Loans as Attorney in Fact at its option may deem appropriate, and, without limiting the generality of the foregoing, Seller hereby gives Attorney in Fact the power and right, on behalf of Seller, without assent by, but with notice to, Seller, to do the following:

(i)            in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Mortgage Loans and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Attorney in Fact for the purpose of collecting any and all such moneys due with respect to any other Mortgage Loans whenever payable;

(ii)           to pay or discharge taxes and Liens levied or placed on or against the Mortgage Loans;

(iii)          to execute, in connection with any sale of Mortgage Loans, any endorsements, assignments or other instruments of conveyance or transfer;

(iv)          (A) to direct any party liable for any payment under any Mortgage Loans to make payment of any and all moneys due or to become due thereunder directly to Attorney in Fact or as Attorney in Fact shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Mortgage Loans; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Mortgage Loans; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Mortgage Loans or any proceeds thereof and to enforce any other right in respect of any Mortgage Loans; (E) to defend any suit, action or proceeding brought against Seller with respect to any Mortgage Loans; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Attorney in Fact may deem appropriate; (G) to send “goodbye” and “hello” letters on Seller’s or Subservicer’s behalf, and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Mortgage Loans as fully and completely as though Attorney in Fact were the absolute owner thereof for all purposes, and to do, at Attorney in Fact’s option and Seller’s expense, at any time, and from time to time, all acts and things which Attorney in Fact deems necessary to protect, preserve or realize upon the Mortgage Loans and Attorney in Fact’s interests therein and to effect the intent of the Repurchase Agreement, all as fully and effectively as Seller might do.

For value received, receipt of which is hereby acknowledged, Seller has sold and transferred, and will sell and transfer, to Alliance Bank certain Mortgage Loans pursuant to the Repurchase Agreement and by such transactions that this Special Power of Attorney be coupled with an interest, and Seller does hereby make and declare this Special Power of Attorney to be irrevocable by Seller or otherwise, renouncing all right to revoke this Special Power of Attorney or to appoint any other person to perform any of the acts enumerated herein.

Seller does hereby ratify and confirm that the Attorney-in-Fact may exercise any power or authority granted hereunder, irrespective of whether or not a Default has occurred under the Repurchase Agreement. The rights and powers of Attorney-in-Fact hereunder are cumulative of all other rights, remedies, and recourse of Alliance Bank under the Repurchase Agreement.

The powers conferred on Attorney in Fact hereunder are solely to protect Attorney in Fact’s interests in the Mortgage Loans and shall not impose any duty upon it to exercise any such powers. Attorney in Fact shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct. Seller hereby covenants and agrees that it will indemnify, defend, and hold harmless the Attorney-in-Fact and its officers acting hereunder from and against any and all claims, demands, or causes of action, in any way associated with or related to the acts performed under this Limited Power of Attorney, including, but not limited to, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever resulting, in whole or part, from its or their own negligence or strict liability.

For purposes of A.R.S. § 14-5501.E, Seller acknowledges that the power of attorney forms a part of a contract (being this Agreement) and is security for money or for the performance of a valuable act. Buyer hereby discloses that it may exercise the power of attorney for Buyer’s benefit, and such authority need not be exercised for Seller’s best interest. Seller hereby separately initials this provision pursuant to A.R.S. § 14-5506.B.

Seller’s Initials:	/s/ Todd Taylor	Witness Initials:	/s/ William Ashmore

		Name:	William Ashmore
On behalf of Seller,
Name:	Todd Taylor

IN WITNESS WHEREOF, this instrument is executed by Seller on this 30th day of March, 2011.

SELLER:

Excel Mortgage Servicing, Inc
a

		By:	/s/ Todd R. Taylor
Todd R. Taylor, CFO

Notarization Attached

[SEAL]
Notary Public in and for the State of

ACKNOWLEDGED BY ATTORNEY-IN-FACT:

Alliance Bank of Arizona, A Division of Western Alliance Bank

By:	/s/ Elizabeth L. Mix
Name:	Elizabeth L. Mix
Title:	Warehouse Lending Operations Manager

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT	CIVIL CODE § 1189

State of California

County of Orange

On	03/30/2011	before me,	Rebecca A. Tomin, Notary Public	,
	Date		Here Insert Name and Title of the Officer

personally appeared		Todd R. Taylor
Name(s) of Signer(s)
,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

[SEAL]
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:	/s/ Rebecca A. Tomin
Place Notary Seal Above	Signature of Notary Public
OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title of Type of Document: Power of Attorney

Document Date: 03/30/2011                                                                                                                 Number of Pages:

Signer(s) Other Than Named Above: none at this time

Capacity(ies) Claimed by Signer(s)

Signer’s Name:	Todd R. Taylor	Signer’s Name:

☒ Corporate Officer — Title(s):	CFO	☐ Corporate Officer — Title(s):

☐ Individual	RIGHT THUMBPRINT OF SIGNER	☐ Individual	RIGHT THUMBPRINT OF SIGNER

☐ Partner — ☐ Limited ☐ General	Top of thumb here	☐ Partner — ☐ Limited ☐ General	Top of thumb here

☐ Attorney in Fact		☐ Attorney in Fact

☐ Trustee		☐ Trustee

☐ Guardian or Conservator		☐ Guardian or Conservator

☐ Other:		☐ Other:

Signer Is Representing:	Excel	Signer Is Representing:

© 2010 National Notary Association • NationalNotary.org • 1-800-US NOTARY (1-800-876-6827)	Item #5907